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                           ASSET ACQUISTION AGREEMENT




                                                                     EXHIBIT 2.2


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                           ASSET ACQUISITION AGREEMENT

                                      Among

                           FLORENCE FEARRINGTON, INC.,

                     UNITED STATES TRUST COMPANY OF NEW YORK

                                       and

                              FLORENCE FEARRINGTON

                                November 14, 1996
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                                TABLE OF CONTENTS

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                                                             ARTICLE I
                                     THE ASSET ACQUISITION; CLOSING: DELIVERY...................................  1

                  1.1.        Asset Acquisition.................................................................  1
                  1.2.        Excluded Assets...................................................................  2
                  1.3.        Assumption of Liabilities.........................................................  2
                  1.4.        Acquisition Price.................................................................  3
                  1.5.        Closing...........................................................................  5
                  1.6.        Delivery..........................................................................  5
                              (a)        By the Buyer...........................................................  5
                              (b)        By the Seller..........................................................  5
                  1.7.        Assignment of Contracts, Etc......................................................  6

                                                             ARTICLE II
                                          TRANSFER, STAMP AND OTHER TAXES.......................................  6

                                                            ARTICLE III
                           REPRESENTATIONS AND WARRANTIES OF THE SELLER AND FEARRINGTON.........................  7

                  3.1.        Organization, Good Standing and Qualification.....................................  7
                  3.2.        Authority.........................................................................  7
                  3.3.        Financial Statements..............................................................  7
                  3.4.        Absence of Specified Changes......................................................  8
                  3.5.        Tax Returns and Audits............................................................  9
                  3.6.        Real Property.....................................................................  9
                  3.7.        Other Tangible Personal Property..................................................  9
                  3.8.        Copyrights, Trademarks and Patents................................................ 10
                  3.9.        Title to Assets................................................................... 10
                  3.10.       Existing Employment Contracts..................................................... 10
                  3.11.       Insurance Policies................................................................ 11
                  3.12.       Other Contracts................................................................... 11
                  3.13.       Compliance with Laws.............................................................. 11
                  3.14.       Litigation........................................................................ 11
                  3.15.       Assets Sufficient for Conduct of Business......................................... 12
                  3.16.       Agreement Will Not Cause Breach or Violation...................................... 12
                  3.17.       Authority and Consents............................................................ 12
                  3.18.       Interest in Customers, Suppliers, and Competitors................................. 12
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                  3.19.       Corporate Documents............................................................... 13
                  3.20.       Personnel Identification and Compensation......................................... 13
                  3.21.       Powers of Attorney and Bank Accounts.............................................. 13
                  3.22.       Business Addresses................................................................ 13
                  3.23.       Absence of Undisclosed Liabilities................................................ 13
                  3.24.       Full Disclosure................................................................... 13
                  3.25.       Specified Events.................................................................. 14
                  3.26.       Tangible Book Value............................................................... 14

                                                             ARTICLE IV
                                      BUYER'S REPRESENTATIONS AND WARRANTIES.................................... 15

                  4.1.        Organization...................................................................... 15
                  4.2.        Authorization..................................................................... 15
                  4.3.        Consents and Approvals............................................................ 15
                  4.4.        Consideration for the Transferred Assets.......................................... 16
                  4.5.        Reports and Financial Statements.................................................. 16
                  4.6.        Absence of Material Adverse Change................................................ 16
                  4.7.        Employee Benefits................................................................. 16
                  4.8.        Full Disclosure................................................................... 17

                                                             ARTICLE V
                           SELLER'S AND FEARRINGTON'S OBLIGATIONS BEFORE THE CLOSING DATE....................... 17

                  5.1.        Buyer's Access to Premises and Information........................................ 17
                  5.2.        Conduct of Business in Normal Course.............................................. 17
                  5.3.        Preservation of Business and Relationships........................................ 17
                  5.4.        Maintenance of Insurance.......................................................... 17
                  5.5.        Employees and Compensation........................................................ 18
                  5.6.        Controlled Acts................................................................... 18
                  5.7.        Payment of Liabilities and Waiver of Claims....................................... 19
                  5.8.        Existing Agreements............................................................... 19
                  5.9.        Statutory Filings................................................................. 19
                  5.10.       Delivery of Tax Returns........................................................... 19
                  5.11.       Client Consents................................................................... 19
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                                                             ARTICLE VI
                                    BUYER'S OBLIGATIONS BEFORE THE CLOSING DATE................................. 20

                  6.1.        Confidentiality................................................................... 20
                  6.2.        Governmental Filings.............................................................. 20
                  6.3.        Best Efforts; Agreement With U.S. Trust........................................... 20
                  6.4.        Consents.......................................................................... 20
                  6.5.        Contact with Clients.............................................................. 20
                  6.6.        Tax-Free Reorganization........................................................... 20

                                                            ARTICLE VII
                                    CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE................................. 21

                  7.1.        Delivery of Instruments of Transfer............................................... 21
                  7.2.        Accuracy of Seller's and Fearrington's Representations
                              and Warranties.................................................................... 21
                  7.3.        Absence of Liens.................................................................. 21
                  7.4.        Seller's and Fearrington's Performance............................................ 21
                  7.5.        Opinion of Seller's and Fearrington's Counsel..................................... 21
                  7.6.        Consents.......................................................................... 21
                  7.7.        Approval of Documentation......................................................... 22
                  7.8.        Employment Agreements............................................................. 22
                  7.9.        Condition of Assets............................................................... 22
                  7.10.       Certificates of the Secretary of Seller........................................... 22
                  7.11.       Delivery of Client Consents....................................................... 22
                  7.12.       No Injunction..................................................................... 22
                  7.13.       No Government Proceeding or Litigation............................................ 22
                  7.14.       No Statute, Rule or Regulation.................................................... 22
                  7.15.       Absence of Litigation............................................................. 23
                  7.16.       Doctor's Letter................................................................... 23
                  7.17.       Tangible Net Worth................................................................ 23
                  7.18.       Escrow Agreement.................................................................. 23
                  7.19.       Letter Agreement of Fearrington's Spouse.......................................... 23
                  7.20.       Best Efforts to Obtain Certain Consents........................................... 23
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                                                            ARTICLE VIII
                        CONDITIONS PRECEDENT TO SELLER'S
                                           AND FEARRINGTON'S PERFORMANCE........................................ 24

                  8.1.        Delivery of Acquisition Price and Instruments of
                              Assumption........................................................................ 24
                  8.2.        Accuracy of Buyer's Representations and Warranties................................ 24
                  8.3.        Buyer's Performance............................................................... 24
                  8.4.        Agreement to Deliver and Register Shares.......................................... 24
                  8.5.        Escrow Agreement.................................................................. 24
                  8.6.        Opinion of Counsel Regarding Tax-Free Treatment................................... 24
                  8.7.        Opinion of Buyer's Counsel........................................................ 24
                  8.8.        Consents.......................................................................... 25
                  8.9.        Employment Agreement.............................................................. 25
                  8.10.       Benefit Plans..................................................................... 25
                  8.11.       No Injunction..................................................................... 25
                  8.12.       No Government Proceeding or Litigation............................................ 25
                  8.13.       No Statute, Rule or Regulation.................................................... 25
                  8.14.       Absence of Litigation............................................................. 25
                  8.15.       Delivery of Client Consents....................................................... 26

                                                             ARTICLE IX
                           SELLER'S, FEARRINGTON'S AND BUYER'S OBLIGATIONS AFTER THE CLOSING.................... 26

                  9.1.        Preservation of Goodwill.......................................................... 26
                  9.2.        Use of Name....................................................................... 27
                  9.3.        Indemnification................................................................... 27
                              (a)        Indemnification by Fearrington......................................... 27
                              (b)        Limitations on Indemnification by the Seller
                                         and Fearrington........................................................ 27
                              (c)        Indemnification by Buyer............................................... 28
                              (d)        Limitations on Indemnification by Buyer................................ 28
                              (e)        Procedure for Establishment of Indemnifiable
                                         Claim.................................................................. 29
                                         (i)  Matters Involving Third Parties.  ................................ 29
                                         (ii)  Non-Third Party Claims........................................... 30
                  9.4.        Right to Cure Defaults............................................................ 30
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                  9.5.        Availability of Benefit Plans..................................................... 31
                  9.6.        Preservation of Tax-Free Reorganization........................................... 31
                  9.7.        Payment of Certain Indebtedness................................................... 31
                  9.8.        Returns for Periods Prior to Closing.............................................. 31
                  9.9.        Access to Books and Records....................................................... 32
                  9.10.       Agreement to Deliver and Register Shares.......................................... 32
                  9.11.       Adjustments to Closing Date Balance Sheet......................................... 32

                                                             ARTICLE X
                                                       COSTS.................................................... 33

                  10.1.       Finder's or Broker's Fees......................................................... 33
                  10.2.       Expenses.......................................................................... 33

                                                             ARTICLE XI
                                                 FORM OF AGREEMENT.............................................. 34

                  11.1.       Headings.......................................................................... 34
                  11.2.       Entire Agreement; Modification; Waiver............................................ 34
                  11.3.       Counterparts...................................................................... 34

                                                            ARTICLE XII
                                                      PARTIES................................................... 34
                  12.1.       Parties in Interest............................................................... 34
                  12.2.       Assignment........................................................................ 34

                                                            ARTICLE XIII
                                                    TERMINATION................................................. 34

                  13.1.       Conditions Permitting Termination................................................. 35
                  13.2.       Defaults Permitting Termination................................................... 35

                                                            ARTICLE XIV
                                                      NOTICES................................................... 35

                                                             ARTICLE XV
                                               GOVERNING LAW; VENUE............................................. 36
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                                                            ARTICLE XVI
                                                   MISCELLANEOUS................................................ 36

                  16.1.       Announcements..................................................................... 36
                  16.2.       References........................................................................ 36
                  16.3.       Currency.......................................................................... 36


                                    EXHIBITS

                  Exhibit 1.4(b)            Escrow Agreement
                  Exhibit 1.6(a)            Assignment and Assumption Agreement
                  Exhibit 1.6(b)            Bill of Sale
                  Exhibit 7.5               Opinion of Richards & O'Neil, LLP
                  Exhibit 7.8               Employment Agreement
                  Exhibit 7.11              Form of Client Consent Letter
                  Exhibit 7.19              Letter Agreement of Fearrington's Spouse
                  Exhibit 8.4               Agreement to Deliver and Register Shares
                  Exhibit 8.7               Opinion of Managing Director and General Counsel of
                                            Buyer
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                                     - vi -

                           ASSET ACQUISITION AGREEMENT


                  This Asset Acquisition Agreement ("Agreement"), dated November 14, 1996, among United States Trust Company of New York, a banking institution possessing banking and trust powers chartered under the laws of New York (the "Buyer"), Florence Fearrington, Inc., a New York corporation (the "Seller") and Florence Fearrington ("Fearrington"), being the only shareholder of the Seller.

                              W I T N E S S E T H :

                  WHEREAS, the Seller desires to transfer, sell, convey, assign and deliver to the Buyer, and the Buyer desires to acquire from the Seller substantially all of the assets, properties and business and substantially all of the liabilities of the Seller, upon the terms hereinafter set forth (the "Asset Acquisition");

                  WHEREAS, the parties intend the Asset Acquisition to qualify as a tax-free reorganization within the meaning of Section 368 (a)(1)(C) of the Internal Revenue Code of 1986, as amended, and Fearrington and the Seller desire to consummate the Asset Acquisition and the other transactions contemplated hereby on such basis;

                  WHEREAS, all the issued and outstanding shares of the Buyer's capital stock are currently held beneficially and of record by U.S. Trust Corporation, a New York corporation ("U.S. Trust");

                  WHEREAS, all the issued and outstanding shares of the Seller's capital stock are currently held beneficially and of record by Fearrington.

                  NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, the parties agree as follows:


                                    ARTICLE I
                    THE ASSET ACQUISITION; CLOSING: DELIVERY

                  1.1. Asset Acquisition. Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined) the Seller shall sell, assign, convey and deliver to the Buyer, and the Buyer shall acquire and accept from the Seller, all of the Seller's right, title and interest in and to all of the Transferred Assets (as hereinafter defined). "Transferred Assets" shall mean all of the properties and rights of Seller, wherever located and whether or not reflected on the books and records of Seller, other than Excluded Assets (as hereinafter defined) including, without limitation or duplication, the following:

                  (a) cash or cash equivalents (including marketable securities) of the Seller on hand or in bank accounts and all certificates of deposit of the Seller on and as of the Closing Date (as hereinafter defined);

                  (b) the accounts receivable of the Seller;

                  (c) all of the Seller's right, title and interest in and to the leaseholds and other real property, plant and equipment owned, held, leased or otherwise used by the Seller;

                  (d) all of the Seller's right, title and interest in and to all contracts and all other agreements, including investment advisory agreements;

                  (e) all fixtures, equipment and other personal property;

                  (f) all books, records and any confidential information which has been reduced to writing relating to the Seller's business;

                  (g) computer hardware, computer software, computer software documentation, including source code, and systems documentation used by the Seller in its business;

                  (h) all prepaid expenses, advances and deposits; and

                  (i) all goodwill associated with the Seller's business.

                  1.2. Excluded Assets. Notwithstanding anything to the contrary contained herein, including Section 1.1 above, the Seller shall retain all of its right, title and interest in and to, and shall not transfer to the Buyer, any asset of the Seller set forth below (collectively, the "Excluded Assets"):

                  (a) any proceeds paid or payable in connection with this Agreement, including the USTC Shares (as hereinafter defined);

                  (b) the Seller's minute books, general ledger and books of original entry, stock transfer books and tax returns (together with books and records pertaining to any tax returns heretofore or hereafter filed or required to be filed by the Seller); and

                  (c) all of the Seller's federal and state registrations and licenses under which the Seller is registered and authorized to act as an investment advisor.

                  1.3. Assumption of Liabilities. Subject to the terms and conditions of this Agreement, on and as of the Closing Date, the Buyer shall assume and agree to pay, perform,

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discharge and satisfy when due all of the Seller's debts, liabilities, commitments or obligations of any kind, character or nature whatsoever, whether known or unknown, secured or unsecured, accrued, fixed, absolute, contingent or otherwise, whether due or to become due and whether or not reflected on the books, records or Financial Statements (as hereinafter defined) of the Seller (collectively, the "Liabilities") including, without limitation or duplication, the following (collectively, the "Assumed Liabilities"):

                  (a) all Liabilities of the Seller under all leases of real or personal property and all Liabilities and obligations secured by, or liens with respect to, all real property, personal property and other assets of the Seller;

                  (b) all Liabilities of any kind or nature with respect to the employees of the Seller;

                  (c) all Liabilities of the Seller, whether for payment, performance or otherwise, under all contracts and other agreements, including investment advisory agreements;

                  (d) all Liabilities of the Seller, including reasonable attorneys' fees and expenses, arising with respect to any suits, claims, proceedings or actions on any account whatsoever, made or commenced prior to, on or after the Closing Date (including those instituted by any federal, state or local governmental agency or authority) relating to the conduct of Seller's business prior to the Closing Date;

                  (e) all Liabilities of the Seller (but not of Fearrington) for unpaid federal, state or local income, franchise or other taxes (including any interest, penalties, additions, assessments or deferred liability with respect thereto, whether disputed or not) with respect to periods ending on or prior to the Closing Date; and

                  (f) any liability, obligation, debt, expense or commitment of the Seller arising out of or in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby, including, without limitation, any income, transfer, sales, use, stamp or other tax liability.

                  1.4. Acquisition Price.

                  (a) The acquisition price for the Asset Acquisition shall be that number of shares of common stock of U.S. Trust ("Common Shares") that is the quotient of (i) 1.75 x Annualized Revenues (as hereinafter defined) (the "Asset Acquisition Consideration"), divided by (ii) an amount equal to the Average Closing Price (as hereinafter defined). The U.S. Trust Common Shares to be so issued are sometimes referred to herein as "USTC Shares."

                                      -3-
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                  For purposes of this Agreement, (x) "Annualized Revenues"
means, for all client accounts of the Seller, the product of (I) assets under management for each such account on the Measurement Date (as hereinafter defined) and (II) the annual advisory fee for such account (expressed as a percentage of assets under management in such account) on the Measurement Date;
(y) "Measurement Date" means five days prior to the Closing Date or such other date as the parties may agree; and (z) "Average Closing Price" means the average of the closing sales price for U.S. Trust's Common Shares as quoted on the Nasdaq National Market ("NMS") for the ten NMS trading days ending two trading days prior to the Closing Date; provided, however, that solely for purposes of this Section 1.4, if the Average Closing Price is less then $45, it shall be deemed to be $45 and if the Average Closing Price is greater than $70, it shall be deemed to be $70. (If on any of the ten NMS trading days ending two days prior to the Closing Date there are no reported sales of U.S. Trust's Common Shares, then such trading days shall be counted as one of the ten trading days but the Average Closing Price shall be calculated without regard to any price with respect to such trading day.) For purposes of this Section 1.4 both the identity of clients and the Annualized Revenues attributable to their accounts shall be determined by the parties based upon an examination of the Seller's records. If the parties cannot agree on such determination, the identity of clients and the Annualized Revenues attributable to their accounts shall be determined (i) jointly by two accounting firms, one selected by the Seller and one selected by the Buyer, or, (ii) if the two accounting firms cannot agree on such determination, by a third accounting firm selected by the original two accounting firms, whose determination shall be final and binding upon the parties. The cost of such accounting firms shall be borne by the Buyer unless the final determination made pursuant to clause (i) or (ii), as the case may be, reveals that the Seller's determination of Annualized Revenues with which the Buyer did not agree is more than one percent in error, in which event the cost of the accounting firms shall be shared equally by the Buyer and the Seller.

                  (b) If on or prior to the Closing Date, clients of the Seller whose advisory agreements provide for the payment of annual advisory fees constituting all of Annualized Revenues shall have delivered a written consent to the assignment of their advisory agreements to the Buyer (a "Consent"), then all of the USTC Shares shall be delivered by the Buyer to the Seller (or if the Seller so designates, to Fearrington) on the Closing Date. If on or prior to the Closing Date, clients of the Seller whose advisory agreements provide for the payment of annual advisory fees constituting at least 75%, but less than all of Annualized Revenues shall have delivered Consents, then on the Closing Date the Buyer shall deliver to the Seller (or if the Seller so designates, to Fearrington) a percentage of the USTC Shares which equals to the percentage of the dollar amount of Annualized Revenues represented by clients who have so delivered Consents, and the remaining USTC Shares (the "Escrow Shares") shall be delivered to U.S. Trust, as Escrow Agent (the "Escrow Agent") to be held in accordance with the Escrow Agreement substantially in the form of Exhibit 1.4(b) attached hereto.

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                  (c) On the 90th day after the Closing Date, the Escrow Shares shall be delivered by the Escrow Agent as follows: (i) there shall be delivered to the Seller a percentage of the Escrow Shares equal to the quotient, expressed as a percentage, of (A) the Annualized Revenues represented by advisory agreements of clients of the Seller who have given their Consents after the Closing Date and on or prior to 2:00 p.m. on the 90th day after the Closing Date, divided by (B) the Annualized Revenues represented by advisory agreements of clients of the Seller who had not given their Consents on or prior to the Closing Date; and (ii) the balance of the Escrow Shares shall be delivered to U.S. Trust.

                  1.5. Closing. Subject to the provisions hereof, the closing of the Asset Acquisition (the "Closing") shall take place (i) at the office of the Buyer at 114 West 47th Street, New York, New York at 9:00 A.M., local time, on the earlier of March 1, 1997, or on the fifth business day following the day on which the last to be fulfilled or waived of the conditions to the Closing hereof shall be fulfilled or waived, or (ii) at such other time and place and/or on such later date as the parties may agree in writing. The date on which the Closing occurs is hereinafter referred to as the "Closing Date." If all conditions shall have been fulfilled or waived, the parties hereto shall take any and all other lawful actions necessary to cause the Asset Acquisition to become effective consistent with the terms of this Agreement.

                  1.6. Delivery.

                  (a) By the Buyer. At the Closing, the Buyer shall deliver (i) to the Seller a stock certificate representing that number of USTC Shares calculated in accordance with Section 1.4(b); (ii) to the Escrow Agent a stock certificate representing the number of Escrow Shares (the USTC Shares, when delivered to the Seller or Escrow Agent, as the case may be, pursuant to clause
(i) or (ii), shall be duly authorized, validly issued, fully paid and non-assessable and at the time of issuance shall be free and clear of all liens, claims, encumbrances, security interests and rights of redemption (collectively, "Liens")); (iii) to the Seller such agreements, undertakings and other good and sufficient instruments of assumption (including, without limitation, an Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit 1.6(a)) and other good and sufficient agreements, undertakings instruments of assumption, in form and substance reasonably satisfactory to the Seller, Fearrington and its or her counsel, as shall be effective to cause the Assumed Liabilities to be binding upon the Buyer; and (iv) such other documents, instruments and certificates as may be reasonably requested by the Seller, Fearrington, or its or her counsel to effectuate the transactions contemplated by this Agreement. The Buyer shall not be relieved of its obligations under this
Section 1.6 by reason of the failure or inability of U.S. Trust to issue or deliver the USTC Shares to the Seller, the Buyer or the Escrow Agent.

                  (b) By the Seller. At the Closing, the Seller shall deliver to the Buyer (i) such bills of sale, assignments (including, without limitation, a Bill of Sale substantially in the form attached hereto as Exhibit 1.6(b) and an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit 1.6(a)) and other good and sufficient instruments of transfer, in form and substance reasonably satisfactory to the Buyer and its counsel, as shall be effective to vest in the Buyer all of the Seller's right, title and interest in, to and under the Transferred Assets; and (ii) such other documents, instruments and certificates as may be reasonably requested by the Buyer or its counsel to effectuate the transactions contemplated by this Agreement.

                  1.7. Assignment of Contracts, Etc. Anything contained herein to the contrary notwithstanding, this Agreement shall not constitute an agreement to transfer or assign any claim, contract, lease, instrument, order or any claim or right, or any benefit arising thereunder or resulting therefrom (collectively, "Restricted Contracts"), if an attempted transfer or assignment thereof, without the consent of a third party thereto, would constitute a breach thereof. If such consent is not obtained, the Seller will cooperate with the Buyer in any reasonable arrangement designed to provide for the Buyer the benefits under any such Restricted Contract, including without limitation enforcement for the benefit of the Buyer of any and all rights of the Seller against a third party thereto arising out of the breach or cancellation by such third party; provided, however, that no such arrangement shall obligate the Seller to incur any material cost or liability in connection with the making of any such arrangement or under any Restricted Contract with respect to which such an arrangement is made. Any transfer or assignment to the Buyer of any property or property rights or any contract or agreement which shall require the consent or approval of any third party shall be made subject to such consent or approval being obtained. Notwithstanding the failure of a third party to consent to the transfer or assignment of any Restricted Contract to the Buyer, if the Buyer receives any payment, use of property or other benefit under any Restricted Contract, the Buyer shall assume and discharge any and all liabilities and obligations of the Seller under such Restricted Contract.


                                   ARTICLE II
                         TRANSFER, STAMP AND OTHER TAXES

                  The Buyer shall pay all transfer, stamp and other taxes, if any, related to the transfer of the Transferred Assets hereunder and the issuance and delivery of the USTC Shares. The amount of any such taxes shall not be considered a liability of the Seller for purposes of the Closing Date Balance Sheet (as defined in Section 7.17 hereof) and the Final Closing Date Balance Sheet (as defined in Section 9.11 hereof).


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
                                   ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF THE SELLER AND FEARRINGTON

                  Subject to that certain Disclosure Letter ("DL") dated the date hereof executed by the Seller and Fearrington, the Seller and Fearrington hereby, jointly and severally, represent and warrant to the Buyer (which representations and warranties constitute the basis upon which the Buyer has been induced to enter into and perform this Agreement) as follows:

                  3.1. Organization, Good Standing and Qualification. The Seller is a corporation validly existing and in good standing under the laws of the State of New York, has all necessary corporate powers, licenses and permits to own its properties and to carry on its business as now owned and operated by it and is not qualified as a foreign corporation in any other jurisdiction. Annexed to the DL are true, correct and complete copies of the Seller's Certificate of Incorporation and By-laws as in full force and effect on the date hereof.

                  3.2. Authority. The Seller has, and at the Closing will have, full corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder. Fearrington has, and at the Closing will have, full legal capacity, to enter into this Agreement in the manner provided herein and to perform all of her obligations hereunder. This Agreement has been duly executed and delivered by Fearrington and is a legal, valid and binding agreement of Fearrington enforceable against her in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity, whether asserted in a proceeding in equity or at law. This Agreement has been duly authorized, executed and delivered by the Seller, and is a valid, legal and binding agreement of the Seller, enforceable against it in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of relating to or affecting creditors' rights generally and to general principles of equity, whether asserted in a proceeding in equity or at law.

                  3.3. Financial Statements. Attached to the DL are the balance sheets, statements of operations and retained earnings (deficit) and statements of cash flows of the Seller as of March 31, 1996, (the "Last Fiscal Year End") as well as the balance sheets, statements of operations and retained earnings (deficit) and statements of cash flows of the Seller for the years ended March 31, 1995, 1994, 1993, and 1992 (the foregoing financial statements being referred to herein as the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently followed by the Seller throughout the periods indicated, and fairly present the financial condition of the Seller as of the respective dates of the balance sheets included in the Financial Statements and the results of its operations for the respective periods indicated.

                  3.4. Absence of Specified Changes. Except as expressly contemplated by this Agreement, since the Last Fiscal Year End there has not been any:

                  (a) Transaction by the Seller except in the ordinary course of business as conducted on that date except for this Agreement and the transactions contemplated hereby;

                  (b) Capital expenditure by the Seller exceeding $10,000;

                  (c) Material adverse change in the financial condition, liabilities, assets or business of the Seller;

                  (d) Destruction, damage to, or loss of any assets of the Seller (whether or not covered by insurance) that materially and adversely affects the financial condition, liabilities, assets or business of the Seller;

                  (e) Any loss of accounts materially and adversely affecting the financial condition, liabilities, assets or business of the Seller;

                  (f) Change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) by the Seller;

                  (g) Revaluation by the Seller of any of its assets;

                  (h) Increase of more than 5% in the aggregate salaries or other compensation payable or to become payable by the Seller to all of the employees of the Seller as a group, other than Fearrington, or the declaration, payment, or commitment or obligation of any kind for the payment by the Seller of a bonus or other additional salary or compensation which would result in an increase of more than 5% in the aggregate compensation payable or to become payable by the Seller to all of the employees of the Seller, other than Fearrington, as a group;

                  (i) Sale or transfer of any asset of the Seller, except in the ordinary course of business;

                  (j) Execution, creation, amendment or termination of any material contract, agreement, or license to which the Seller is a party, except in the ordinary course of business;

                  (k) Indebtedness incurred or guaranteed by the Seller that would, if outstanding on the Closing Date, be recorded in accordance with generally accepted accounting principles on its balance sheet;

                  (l) Waiver or release of any material right or claim of the Seller, except in the ordinary course of business;

                  (m) Mortgage, pledge, or other encumbrance of any material asset of the Seller except for liens (i) of mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue and not in excess of $5,000 in the aggregate; (ii) incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance, or other forms of governmental insurance or benefits; (iii) for taxes, assessments or other governmental charges or levies which are not at the time delinquent or are subject to an effective extension for the filing of the related tax returns or reports (if applicable) granted by the appropriate authorities;

                  (n) Other event or condition of any character that has a material and adverse effect on the financial condition, business or assets of the Seller; or

                  (o) Agreement by the Seller to do any of the things described in the preceding clauses (a) through (n).

                  3.5. Tax Returns and Audits. The Seller has duly and timely filed all federal, state and local tax returns and reports required by law to have been filed on or prior to the date of this Agreement, and all taxes, assessments, fees, penalties and other governmental charges in respect of the Seller and upon its properties, assets, income and franchises which are due and payable have been paid or are adequately provided for in the Financial Statements or on the books and records of the Seller. There is no tax, withholding deficiency, fee, assessment or governmental deficiency which has been, or which the Seller or Fearrington reasonably believes will be, asserted against the Seller. There are no present disputes with, or audits by, any governmental authority as to any taxes, assessments, fees, penalties or other governmental charges of any nature payable by the Seller nor is the Seller awaiting the outcome of any audit. There are no agreements or applications by the Seller for any extension of time for the assessment or payment of any taxes nor has it executed any document to extend the time in which a tax may be assessed or collected.

                  3.6. Real Property. The Seller owns no real property. The DL contains true, correct and complete copies of each lease covering any premises leased by the Seller. All such leases are valid and in full force, and there does not exist any default or event that with notice or lapse of time, or both, would permit the landlord to terminate any such lease.

                  3.7. Other Tangible Personal Property. The furniture, equipment, vehicles and other property described in the DL (collectively, the "Equipment") constitute all the items of tangible personal property having a book value of $700 or more, owned by, leased by or used by the Seller in connection with its business.

                  None of the Equipment used by the Seller in connection with its business is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, is subject to any lien (other than those described in Section 3.4(m)), or is located other than in the possession of the Seller.

                  3.8. Copyrights, Trademarks and Patents. The Seller owns no registered copyrights, trademarks or patents. To the best knowledge of Fearrington, (i) no copyrighted, trademarked or patented material, other than such material that is sold at retail or is otherwise generally commercially available, is necessary for the operation of the business of the Seller; and
(ii) the Seller is not infringing the copyrights, trademarks or patents of any other person.

                  3.9. Title to Assets. The Seller has a good and marketable title to all of the Transferred Assets (including, without limitation, all the assets reflected in the Financial Statements). All of the Transferred Assets are free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions and restrictions whatsoever, except for (i) those disclosed in the Financial Statements; (ii) those disclosed in the DL; (iii) liens of mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue (which sums do not exceed $5,000 in the aggregate), or incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance, or other forms of governmental insurance or benefits, or for taxes, assessments or other governmental charges or levies which are not at the time delinquent or are subject to an effective extension for the filing of the related tax returns or reports (if applicable) granted by the appropriate authorities and (iv) possible minor matters that, in the aggregate, do not exceed $10,000 and do not materially detract from or interfere with the present or intended use of any of these assets, nor materially impair the Seller's business operations (collectively, the "Permitted Liens"). All tangible personal property of the Seller necessary for the operation of its business is in operating condition and repair, ordinary wear and tear excepted. The Seller is in possession of all premises leased to it from others. Neither any officer, director or employee of the Seller, nor any spouse, child, parent or sibling of any of these persons, or any other relative of any of these persons, owns, or has any interest, directly or indirectly, in any of the real or personal property owned by or leased to the Seller.

                  3.10. Existing Employment Contracts. The DL sets forth a list of all written employment contracts and collective bargaining agreements, and all pension, retirement, disability, bonus, profit-sharing, deferred compensation, incentive stock option, medical, dental or other health insurance plans, life insurance or other death benefit plans, severance plans or other agreements or arrangements or plans providing for employee remuneration or benefits to which the Seller is a party or by which the Seller is bound and under which employees or former employees of the Seller are eligible to participate or derive a benefit (collectively, "Employee Plans"), and copies of any Employee Plans have been provided to the Buyer at least 7 days prior to the execution of this Agreement. There is no pending or threatened labor dispute, strike, or work stoppage materially affecting the Seller's business. The Seller is not indebted to Fearrington or to any director, officer or employee except for amounts due under the Employee Plans or as salaries, expenses and bonuses for the Seller's current fiscal year. The Seller has no Employee Plans other than those listed in the DL and each Employee Plan is in full force and effect. All Employee Plans may be terminated upon 60 days prior written notice to participants without any additional liability to any party hereto. The Seller is in compliance in all material respects with all applicable laws governing such Employee Plans. There are no actions, audits, suits or claims pending (other than routine claims for benefits) arising out of the Employee Plans.

                  3.11. Insurance Policies. The DL includes a summary description of all insurance policies held by the Seller. All such policies are in the respective principal amounts set forth in the DL.

                  3.12. Other Contracts. Set forth in the DL is a true and correct list of every contract (other than contracts with current clients) to which the Seller is a party which (i) is reasonably expected to result in annual payments by or to the Seller in excess of $2,500 or cumulative payments in excess of $5,000 and is not cancelable by the Seller upon notice of 30 days or less; or (ii) could be reasonably expected to result in annual payments by or to the Seller in excess of $25,000 or cumulative payments in excess of $50,000. The Seller heretofore has delivered or made available to the Buyer true and correct copies of all such contracts. There is no material default or event that with a notice or lapse of time, or both, would constitute a default by the Seller or, to the best knowledge of Fearrington, by any other party to any of the contracts listed in the DL. Neither Fearrington nor the Seller has received notice that any party to any of the agreements listed in the DL intends to cancel or terminate any of such agreements or to exercise or not exercise any options under any such agreements.


                  3.13. Compliance with Laws. The Seller has complied with all, and is not in violation of any, applicable federal, state, or local statutes, laws, and regulations affecting its properties, or the operation or conduct of its business, or the qualification of any employee of the Seller to give investment advice or otherwise to act on behalf of the Seller in accordance with his or her present or past duties, the noncompliance or violation of which would have a material adverse effect on the Seller.

                  3.14. Litigation. There is no suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation or disciplinary investigation pending or, to the knowledge of Fearrington, threatened against or affecting the Seller, or the business, assets, liabilities or financial condition of the Seller that would, individually or in the aggregate, have a material adverse effect on the financial condition, operations or business of the Seller. Fearrington has furnished or made available to the Buyer copies of all relevant court papers and other documents relating to the matters set forth in the DL as pertains to this

Section 3.14. Neither the Seller nor Fearrington is in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. The Seller is not presently engaged in any legal action or arbitration proceeding to recover moneys due to it or damages sustained by it or to obtain other relief. Since January 1, 1992, no written charges of misconduct have been brought against the Seller or against any of its employees in their capacity as employees of the Seller, and the Seller has not been informed that it is the subject of any investigation or audit by any state or federal authority. No current employee or, to the best knowledge of Fearrington, former employee of the Seller, in his or her capacity as an employee of the Seller, has been the subject of any formal disciplinary proceeding by any governmental agency.

                  3.15. Assets Sufficient for Conduct of Business. The assets and property presently owned, leased or used by the Seller and to be transferred to the Buyer hereunder constitute all of the assets and property necessary for the Seller to conduct its business as presently conducted.

                  3.16. Agreement Will Not Cause Breach or Violation. Neither the entry into this Agreement nor the consummation of the transactions contemplated hereby will result in or constitute any of the following: (i) a default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the certificate of incorporation or bylaws of the Seller or a material default, breach or violation of any shareholders' agreement, lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which Fearrington, or the Seller is a party or by which Fearrington, the Seller, or her or its assets is or are bound; (ii) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of the Seller or of Fearrington in an amount in excess of $5,000 individually or in excess of $10,000 in the aggregate; (iii) the creation or imposition of any material lien, charge, or encumbrance on any of the assets of the Seller; or (iv) the violation of any law, regulation, ordinance, judgment, order, or decree applicable to or affecting the Seller, or its assets which violation would have a material adverse effect on the Seller.

                  3.17. Authority and Consents. Except for the consents of clients contemplated by Section 7.11 hereof, no approvals or consents of or notices to or filings with any persons, governmental agency or governmental body are necessary on the part of the Seller or Fearrington in connection with the execution, delivery or performance of this Agreement.

                  3.18. Interest in Customers, Suppliers, and Competitors. Neither the Seller, nor any of its officers or directors nor any spouse, parent, child or sibling, or to the best knowledge of Fearrington, any other relative, of any of them, has more than 5% direct or indirect interest in any competitor, supplier, or customer of the Seller or in any person with whom the Seller is doing business.

                  3.19. Corporate Documents. Fearrington has made available to the Buyer for its examination its minute books, stock books and stock records for the Seller. The minute books, stock books and stock records of the Seller are complete and accurate in all material respects, and the signatures therein are the true signatures of the persons purporting to have signed them, and all material corporate actions taken by the directors and stockholders of the Seller since its organization have been duly authorized or subsequently ratified as necessary.

                  3.20. Personnel Identification and Compensation. The DL sets forth a list of the names and addresses of all current officers, directors, employees and consultants of the Seller, stating the rates of compensation payable to each. No other person, except accountants, auditors, attorneys and investment managers, regularly performs compensable services for the Seller.

                  3.21. Powers of Attorney and Bank Accounts. The DL lists (i) the names and addresses of all persons holding a power of attorney on behalf of the Seller; and (ii) the names and addresses of all banks or other financial institutions in which the Seller has an account, deposit, or safe-deposit box, with the names of all persons authorized to draw on these accounts or deposits or who have access to these boxes.

                  3.22. Business Addresses. The DL lists each current and former address of the Seller for the past five years. During the past five years, the Seller has not conducted business at or from any other address, and has not engaged in or solicited business in any state other than those designated in the DL.

                  3.23. Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Financial Statements and except as to those liabilities or obligations incurred in the ordinary course of business, since the date of the most recent Seller's balance sheet attached to the DL, the Seller has not incurred any liabilities or obligations, whether due or to become due, absolute or contingent, accrued or unaccrued, including without limitation liabilities for taxes or interest or penalties thereon, which would be required to be reflected in a balance sheet of the Seller or the notes thereto prepared in accordance with generally accepted accounting principles consistently applied.

                  3.24. Full Disclosure. None of the representations and warranties made by the Seller or Fearrington or made in the DL or any certificate furnished or to be furnished pursuant to the terms of this Agreement by the Seller or Fearrington, or on their or each of their behalf, contains or will contain any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                  3.25. Specified Events.

                  (a) None of the current clients of the Seller has advised the Seller or Fearrington that it intends to cease doing business with the Seller, or to materially reduce the amount of the business that such client is presently doing with the Seller.

                  (b) To the best knowledge of Fearrington, Fearrington has no health problems which would materially impair her abilities to fulfill her duties under her Employment Agreement, or to complete the full three-year term of such Agreement, and agrees to deliver at Closing a letter from her doctor to such effect.

                  3.26. Tangible Book Value. The tangible net worth of the Seller as of the Closing, based on generally accepted accounting principles consistently applied, shall not be less than $50,000.

                  Notwithstanding anything contained in this Article III to the contrary, from time to time prior to the Closing, the Seller and Fearrington may furnish the Buyer information supplementing or amending the representations, warranties and/or disclosures in this Agreement (including, without limitation, the DL) in order to make the information set forth therein timely, complete and accurate ("Additional Information") by delivering such Additional Information to Mr. Richard E. Brinkmann, Senior Vice President and Comptroller of the Buyer, and Mr. Ronald A. Schwartz, Vice President of the Buyer. If the Seller and Fearrington deliver to the Buyer Additional Information and such Additional Information indicates a material adverse change in the Seller's financial condition, the Seller's business or prospects, the Buyer may terminate this Agreement if the Seller and Fearrington receive prior written notice from the Buyer within ten (10) business days after the Buyer's receipt of the Additional Information. If the Buyer does not so terminate this Agreement, the representation or warranty of the Seller or Fearrington which is affected by such Additional Information shall be deemed to have been amended accordingly. If a document or matter is disclosed in a representation or warranty made herein by the Seller or Fearrington or is listed in the DL delivered on behalf of the Seller and Fearrington, such disclosure or listing shall suffice, without specific repetition and with or without cross reference, as a disclosure for purposes of any other representations and warranties made herein by the Seller and Fearrington. If, as of the Closing, any disclosures listed in the DL have been supplemented or amended by Additional Information, then the Seller or Fearrington shall deliver to the Buyer at the Closing a final version of the DL incorporating all such Additional Information.

                                   ARTICLE IV
                     BUYER'S REPRESENTATIONS AND WARRANTIES

                  The Buyer hereby represents and warrants to the Seller and Fearrington as follows:

                  4.1. Organization. U.S. Trust is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York. The Buyer is a banking institution possessing banking and trust powers duly organized, validly existing and in good standing under the laws of the State of New York. Both U.S. Trust and the Buyer have all requisite corporate (or, in the case of the Buyer, banking) power and authority to own, lease and operate their properties and to carry on their respective business as it is now being conducted. The Buyer has previously delivered true, correct and complete copies of the Buyer's Certificate of Incorporation and By-Laws and U.S. Trust's charter and By-Laws as in full force and effect on the date hereof. The Buyer and U.S. Trust are duly qualified to do business and are in good standing in each jurisdiction where the character of property owned or leased by it or the nature of its activities makes such qualification necessary, except those jurisdictions where failure to be so qualified would not individually or in the aggregate have a material adverse effect on the Buyer's or U.S. Trust's business.

                  4.2. Authorization. The Buyer has, and at the Closing will have, full legal right and power to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Buyer's Board of Directors and no other corporate proceedings on the part of the Buyer is necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid, legal and binding agreement of the Buyer, enforceable against it in accordance with its terms except that the enforceability of such agreement is subject to bankruptcy, insolvency, reorganization, and similar laws of general applicability relating to or affecting creditors' rights.

                  4.3. Consents and Approvals. The execution and delivery of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby will not: (i) violate any provision of the Certificate of Incorporation or By-Laws of the Buyer; (ii) violate or conflict with any statute, rule, regulation, ordinance, writ, injunction, order or decree of any public body or authority by which the Buyer or any of its respective properties or assets may be bound; (iii) require any declaration or filing with, or permit, consent, authorization, order, license, certificate or other form of approval of, any public body or authority or any other person or entity; or (iv) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any mortgage, lease, note, bond, mortgage, indenture, guarantee, license, franchise, permit, agreement or other instrument or obligation to which the Buyer is a party, or by which it or any of its respective properties or assets may be bound, excluding from the foregoing clauses (ii), (iii) and (iv) violations, breaches and defaults which, and filings, permits, consents and approvals the absence of which, either individually or in the aggregate, would not have a material adverse effect on the business, operations, or financial condition of the Buyer.

                  4.4. Consideration for the Transferred Assets. The USTC Shares to be issued in connection with the Asset Acquisition will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens and preemptive rights. The certificates representing such shares will be in due and proper form.

                  4.5. Reports and Financial Statements. The Buyer has previously furnished to the Seller true and complete copies of U.S. Trust's (i) Annual Reports on Form 10-K for each of the two fiscal years ended December 31, 1995 and 1994 as filed with the SEC, (ii) proxy statements relating to all meetings of its shareholders (whether annual or special) since 1994 and (iii) all other reports or registration statements filed by U.S. Trust with the SEC since January 1, 1994. As of their respective dates, U.S. Trust's Annual Reports on Form 10-K for the fiscal years referred to in clause (i) above, proxy statements for U.S. Trust's meetings of shareholders (whether annual or special) referred to in clause (ii) above, and all other reports filed with the SEC referred to in clause (iii) above did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements included in such reports or other filings have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of U.S. Trust and its subsidiaries as of the dates thereof and the consolidated results of operations and changes in cash flow of U.S. Trust and its subsidiaries for each of the periods then ended, subject, in the case of unaudited interim financial statements, to normal year-end adjustments.

                  4.6. Absence of Material Adverse Change. Since December 31, 1995, there has not been (i) any material adverse change in the business, operations, properties, assets, liabilities or condition (financial or otherwise) of U.S. Trust and its subsidiaries taken as a whole; (ii) damages, destruction or loss, whether covered by insurance or not, materially or adversely affecting the business, properties or financial condition of U.S. Trust and its subsidiaries taken as a whole; or (iii) agreement, whether in writing or otherwise, to take any action which would result in a condition described in this Section 4.6.

                  4.7. Employee Benefits. The 1996 UST Benefits Portfolio (the "UST Benefits Portfolio"), which has been delivered to the Seller, sets forth all of U.S. Trust's employee benefits, including, without limitation, pension, retirement, disability, bonus, profit-sharing, deferred compensation, stock option, medical, dental or other health insurance plans, life insurance or other death benefit plans, severance plans or other agreements or arrangements or plans providing for employee remuneration or benefits which will be available to employees of the Seller who are hired by the Buyer immediately after the Closing, subject to any limitations or waiting periods set forth in the UST Benefits Portfolio.

                  4.8. Full Disclosure. None of the representations and warranties made by the Buyer or made in any schedule or certificate furnished or to be furnished pursuant to the terms of this Agreement by the Buyer, or on its behalf, contains or will contain any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.


                                    ARTICLE V
         SELLER'S AND FEARRINGTON'S OBLIGATIONS BEFORE THE CLOSING DATE

                  The Seller and Fearrington covenant that:

                  5.1. Buyer's Access to Premises and Information. Subject to the confidentiality obligations set forth in Section 6.1, the Buyer and its counsel, accountants, and other representatives shall be entitled to have reasonable access during normal business hours and upon reasonable notice to all the Seller's properties, books, accounts, records, contracts, and documents. Subject to the confidentiality obligations set forth in Section 6.1, the Seller shall furnish or cause to be furnished to the Buyer and its representatives all data and information concerning the business, finances, and properties of the Seller that may be reasonably requested, including but not limited to the Financial Statements.

                  5.2. Conduct of Business in Normal Course. Fearrington shall cause the Seller to carry on its business and activities diligently and, except as otherwise permitted herein, in substantially the same manner as they previously have been carried on, and to not institute any new methods of purchase, sale, lease, management, accounting or operation that will vary materially from the methods used by the Seller as of the date of this Agreement.

                  5.3. Preservation of Business and Relationships. Fearrington shall use her diligent efforts to cause the Seller to preserve its business organization intact and preserve its present relationships with suppliers, regulating agencies, customers, and others having business relationships with it.

                  5.4. Maintenance of Insurance. Fearrington shall cause the Seller to continue to carry its existing insurance through the Closing Date, subject to variations in amounts required by the ordinary operation of its business. At the request of the Buyer and at the Buyer's sole expense, the amount of insurance against fire and other casualties or losses which, at the date of this Agreement, the Seller carries on any of its properties or in respect of its operations shall, subject to availability, be increased by such amount or amounts as the Buyer shall specify.

                  5.5. Employees and Compensation. Subject to the limitations set forth in the last paragraph of Section 5.6, Fearrington shall not, without the written consent of the Buyer, or except as otherwise permitted herein or as required under existing written contractual arrangements, permit the Seller to do, or agree to do, any of the following acts: (i) grant any increase in salaries payable or to become payable to any officer, employee, sales agent, or representative which would result in an increase of more than 5%, since December 31, 1995, in the aggregate salaries or other compensation payable or to become payable by the Seller to all of the employees of the Seller as a group, other than Fearrington; (ii) increase benefits payable to any officer, employee, sales agent, or representative under any bonus or pension plan or other contract or commitment except pursuant to the provisions of such plan, contract or commitment which would result in an increase of more than 5%, since December 31, 1995, in the aggregate salaries or other compensation payable or to become payable by the Seller to all of the employees of the Seller as a group, other than Fearrington; or (iii) modify any collective bargaining agreement to which it is a party or by which it may be bound.

                  5.6. Controlled Acts. Except as otherwise permitted by this Agreement, Fearrington shall not, without the prior written consent of the Buyer, permit the Seller to do or agree to do any of the following acts:

                  (a) Enter into any contract, commitment, or transaction not in the usual and ordinary course of its business;

                  (b) Except in the ordinary course of business, make any capital expenditures in excess of $10,000 for any single item or $20,000 in the aggregate, or enter into any leases of capital equipment or property under which the annual lease charge is in excess of $10,000;

                  (c) Except in the ordinary course of business, sell or dispose of any capital assets with a net book value in excess of $10,000 individually, or $20,000 in the aggregate;

                  (d) Declare any dividend other than is necessary to pay legal or accounting expenses of the Seller associated with the Asset Acquisition, or estimated federal and state income taxes of the Seller;

                  (e) Change the name or any trade name of the Seller or change the nature of the business of the Seller as currently conducted;

                  (f) Adopt or modify any employment agreement;

                  (g) Authorize the sale or merger of the Seller or the sale of substantially all of its or their assets;

                  (h) Issue any stock; or

                  (i) Amend its Certificate of Incorporation or By-Laws.

                  Notwithstanding anything contained in this Agreement to the contrary, between the date hereof and the Closing Date, the Seller may borrow funds, pay all obligations to shareholders, and pay or accrue dividends, salaries, bonuses, severance payments, employee benefits, professional fees and other expenses, so long as such actions do not cause the Seller to have a tangible net worth of less than $50,000 on the Closing Date.

                  5.7. Payment of Liabilities and Waiver of Claims. Fearrington shall not permit the Seller to do, or agree to do, any of the following acts:
(i) pay, prior to the due date thereof, any material obligation or liability, fixed or contingent, other than current liabilities; (ii) waive or compromise any material right or claim other than in the ordinary course of business; or
(iii) cancel, without full payment, any note, loan, or other material obligation owing to the Seller.

                  5.8. Existing Agreements. Fearrington shall not permit the Seller to modify, amend, cancel, or terminate any of its existing material contracts or agreements, or agree to do any of those acts, except in the ordinary course of business.

                  5.9. Statutory Filings. Fearrington shall cooperate fully with the Buyer in preparing and filing all information and documents deemed necessary or desirable by the Buyer under any statutes or governmental rules or regulations pertaining to the transactions contemplated by this Agreement.

                  5.10. Delivery of Tax Returns. As soon as practicable, Fearrington shall deliver to the Buyer copies of all open tax returns relating or pertaining to the Seller.

                  5.11. Client Consents. As soon as practicable after the execution of this Agreement, Fearrington shall cause the Seller to, and the Seller shall seek to obtain, consents of clients of the Seller to the transfer contemplated by this Agreement, as is further set forth in Section 7.11.

                                   ARTICLE VI
                   BUYER'S OBLIGATIONS BEFORE THE CLOSING DATE

                  6.1. Confidentiality. Prior to the Closing Date, the Buyer shall preserve the confidentiality of this Agreement, the Schedules, the DL and any and all information and data of a proprietary or confidential nature with respect to Fearrington or the Seller in its possession or the possession of its agents or representatives or which is received by any of them in connection with this Agreement and the transactions contemplated hereby. To the extent disclosure of any such information or data is required by applicable law, order, rule or regulation (including, without limitation, applicable federal and state securities laws), the Buyer or its agents or representatives, as the case may be, shall give prior notice to Fearrington and the Seller and shall use reasonable efforts to obtain confidential treatment therefor. In the event of the termination of this Agreement, each party shall return on demand all documents (including copies thereof and all related notes) obtained by such party in connection with this Agreement and the transactions contemplated hereby.

                  6.2. Governmental Filings. The Buyer will make or use its best efforts to make and process all governmental filings necessary to consummate this transaction and shall cooperate fully with the Seller and Fearrington in preparing and filing all information and documents deemed necessary by the Seller or Fearrington under any statutes or governmental rules or regulations pertaining to the transactions contemplated by this Agreement.

                  6.3. Best Efforts; Agreement With U.S. Trust. Except as set forth in the DL, the Buyer will use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. The Buyer will cause U.S. Trust to execute and deliver to the Seller on the Closing Date the Agreement to Deliver and Register Shares annexed hereto as Exhibit 8.4.

                  6.4. Consents. Except as set forth in the DL, the Buyer shall use its best efforts to obtain all permits, authorizations, consents and approvals from third parties necessary to consummate the Agreement and the transactions contemplated hereby.

                  6.5. Contact with Clients. Unless the prior consent of the Seller has been obtained between the date hereof and the Closing Date, neither the Buyer nor any of its officers, directors, employees, agents or representatives shall contact, or communicate with, any of the clients of the Seller.

                  6.6. Tax-Free Reorganization. The Buyer will not take any action or omit to take any action, or permit U.S. Trust to take any action or omit to take any action, which would prevent the Asset Acquisition from being treated as a tax-free reorganization.

                                   ARTICLE VII
                   CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE

                  The obligations of the Buyer to conclude the Asset Acquisition under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below.

                  7.1. Delivery of Instruments of Transfer. The Seller shall have delivered to the Buyer at or prior to the Closing the instruments of transfer referred to in Section 1.6(b) hereof.

                  7.2. Accuracy of Seller's and Fearrington's Representations and Warranties. All representations and warranties made by the Seller and Fearrington in this Agreement or in the DL shall be true in all material respects on and as of the Closing Date as though made at that time, and the Seller and Fearrington, respectively, shall have delivered to the Buyer a Certificate of the Seller or Fearrington, as the case may be, so certifying to this.

                  7.3. Absence of Liens. As of the Closing Date, except for such liens, claims, charges or encumbrances disclosed in the Financial Statements or in the DL, there shall be no liens, claims, charges or encumbrances on any assets of the Seller other than liens (i) of mechanics, materialmen and landlord incurred in the ordinary course of business for sums not overdue and not in excess of $5,000 in the aggregate; (ii) incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance, or other forms of governmental insurance or benefits; (iii) for taxes, assessments or other governmental charges or levies which are not at the time delinquent or are subject to an effective extension for the filing of the related tax returns or reports (if applicable) granted by the appropriate authorities.

                  7.4. Seller's and Fearrington's Performance. The Seller and Fearrington shall have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by the Seller or Fearrington, as the case may be, on or before the Closing Date.

                  7.5. Opinion of Seller's and Fearrington's Counsel. The Buyer shall have received from Richards & O'Neil, LLP, counsel for Fearrington and the Seller, an opinion dated the Closing Date, in the form attached hereto as
Exhibit 7.5.

                  7.6. Consents. All necessary notices to, and agreements, approvals and consents of, any governmental body to the consummation of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by Fearrington or the Seller and delivered to the Buyer.

                  7.7. Approval of Documentation. The form and substance of all certificates, instruments, opinions, and other documents delivered to the Buyer under this Agreement shall be satisfactory in all reasonable respects to the Buyer and its counsel.

                  7.8. Employment Agreements. Fearrington shall deliver to the Buyer an employment agreement substantially in the form attached hereto as
Exhibit 7.8 (the "Employment Agreement"), duly executed by Fearrington and the Buyer, and there shall be no default existing on the Closing Date under the Employment Agreement, and the Employment Agreement shall be in full force and effect on the Closing Date and each party shall be capable on the Closing Date of performing her or its obligations under the Employment Agreement.

                  7.9. Condition of Assets. The property and assets of the Seller shall not have been materially or adversely affected in any way as a result of any fire, accident, storm or other casualty or labor or civil disturbance or act of God or the public enemy.

                  7.10. Certificates of the Secretary of Seller. The Buyer shall have received from the Secretary of the Seller a certificate stating that no amendments or modifications have been made to the Certificate of Incorporation or the By-laws of the Seller since the signing of this Agreement except as consented to in writing by the Buyer or otherwise permitted hereunder.

                  7.11. Delivery of Client Consents. The Seller or Fearrington shall have delivered to the Buyer at or prior to the Closing written letters (in substantially the form attached hereto as Exhibit 7.11) from clients of the Seller whose accounts, in the aggregate, represent at least 75% of Annualized Revenues (as defined in Section 1.4).

                  7.12. No Injunction. Neither Fearrington, the Buyer, U.S. Trust nor the Seller shall be subject to any order, decree or injunction of a court of competent jurisdiction within the United States which prevents or materially delays the consummation of the Asset Acquisition.

                  7.13. No Government Proceeding or Litigation. No suit, action or proceeding before any court or any governmental or regulatory authority shall be pending or threatened by any state or federal governmental or regulatory authority, against Fearrington, the Buyer, U.S. Trust, the Seller or any of their respective affiliates, officers or directors seeking to restrain, prevent or change in any material respect the transactions contemplated hereby (including, without limitation, the Employment Agreement) or seeking damages in connection with such transactions which are material to the Seller, taken as a whole.

                  7.14. No Statute, Rule or Regulation. No statute, rule or regulation shall have been enacted by the government (or any governmental agency) of the United States or any state, municipality or other political subdivision thereof that makes the consummation of the Asset Acquisition and any other transaction contemplated hereby (including, without limitation, the Employment Agreement) illegal.

                  7.15. Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to this Agreement, to the Employment Agreement or to any transaction contemplated hereby or thereby, shall have been instituted and remain pending or threatened on or before the Closing Date.

                  7.16. Doctor's Letter. The Buyer shall have received prior to Closing the doctor's letter referred to in Section 3.25(b).

                  7.17. Tangible Net Worth. The Seller or Fearrington shall have delivered to the Buyer (i) at the Closing, the Seller's unaudited balance sheet dated as of the Closing Date (the "Closing Date Balance Sheet") indicating a tangible net worth of the Seller of at least $50,000 and (ii) at least ten days prior to the Closing Date, a draft of the Closing Date Balance Sheet. The Closing Date Balance Sheet shall be prepared in accordance with generally accepted accounting principles consistently applied with prior periods, subject to normal year-end adjustments and to adjustments arising from the Closing Date occurring on a date other than the last day of a month.

                  7.18. Escrow Agreement. The Seller and Fearrington shall have delivered to the Buyer the Escrow Agreement annexed hereto as Exhibit 1.4(b), duly executed by the Seller and Fearrington.

                  7.19. Letter Agreement of Fearrington's Spouse. Fearrington's spouse shall have delivered to the Buyer, at or prior to the Closing, the Letter Agreement annexed hereto as Exhibit 7.19, duly executed by such spouse.

                  7.20. Best Efforts to Obtain Certain Consents. The Seller shall have used its best efforts (which shall not require it to incur any expense) to obtain the consent of Tishman Speyer 520 Venture, Credit Du Nord and Cramer Rosenthal McGlynn, Inc. to an assignment from the Seller to the Buyer of the Sub-Sublease Agreement dated October 14, 1993, as amended, between Cramer Rosenthal McGlynn, Inc. and the Seller. The Seller shall keep the Buyer apprised of its progress in obtaining such consents and, at the Buyer's direction, shall incur expenses in order to obtain any such consents, provided that such expenses shall be liabilities of, and payable by, the Buyer.

                                  ARTICLE VIII
         CONDITIONS PRECEDENT TO SELLER'S AND FEARRINGTON'S PERFORMANCE

                  The obligations of the Seller and Fearrington to conclude the Asset Acquisition under this Agreement and the other transactions contemplated herein are subject to the satisfaction, at or before the Closing, of all the following conditions:

                  8.1. Delivery of Acquisition Price and Instruments of Assumption. The Buyer shall have delivered (i) to the Seller, at or prior to the Closing, a stock certificate representing that number of USTC Shares calculated in accordance with Sections 1.4(a) and (b) and the instruments effecting assumption of the Assumed Liabilities referred to in Section 1.6(b), (ii) to the Escrow Agent, at the Closing, a stock certificate representing the Escrowed Shares calculated in accordance with Section 1.4(b), all delivered in accordance with Sections 1.6(a).

                  8.2. Accuracy of Buyer's Representations and Warranties. All representations and warranties made by the Buyer contained in this Agreement, including any schedule hereto, shall be true in all material respects on and as of the Closing as though such representations and warranties were made on and as of that date, and the Buyer shall have delivered to the Seller and Fearrington a Certificate at Closing so certifying as to this and the matters set forth in
Section 8.3.

                  8.3. Buyer's Performance. The Buyer shall have performed and complied with all covenants and agreements, and satisfied all conditions that it is required by this Agreement to perform, comply with, or satisfy, before or at the Closing.

                  8.4. Agreement to Deliver and Register Shares. The Buyer shall have delivered to Fearrington and the Seller the Agreement to Deliver and Register Shares annexed hereto as Exhibit 8.4, duly executed by U.S. Trust.

                  8.5. Escrow Agreement. The Buyer shall have delivered to Fearrington and the Seller the Escrow Agreement attached as Exhibit 1.4(b) hereto, duly executed by the Buyer.

                  8.6. Opinion of Counsel Regarding Tax-Free Treatment. Richards & O'Neil, LLP. counsel for the Seller and Fearrington, shall have rendered its opinion to the Seller and Fearrington, dated the Closing Date, that the Asset Acquisition will be treated as a tax-free reorganization by reason of Section 368(a)(1)(C) of the Internal Revenue Code, as amended.

                  8.7. Opinion of Buyer's Counsel. The Buyer shall have furnished the Seller and Fearrington with an opinion, dated the Closing Date, of Maureen Scannell Bateman, Esq.,

Managing Director and General Counsel for the Buyer, in the form attached hereto as Exhibit 8.7.

                  8.8. Consents. All necessary notices to, and agreements, approvals and consents of, any person, entity or governmental body, to the consummation of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by the Buyer and delivered to the Seller and Fearrington.

                  8.9. Employment Agreement. The Buyer shall have delivered to Fearrington the Employment Agreement, duly executed by the Buyer, and there shall be no default existing on the Closing Date under the Employment Agreement, which shall be in full force and effect on the Closing Date and each party shall be capable on the Closing Date of performing her or its obligations under the Employment Agreement.

                  8.10. Benefit Plans. All of the employee benefit plans of the Buyer described in the UST Benefits Portfolio previously delivered to the Seller and selected by the Seller with respect to each employee of the Seller who becomes an employee of the Buyer after the Closing in accordance with the terms thereof, shall be implemented with respect to each such employee, subject to any limitations or waiting periods set forth in the UST Benefits Portfolio.

                  8.11. No Injunction. Neither Fearrington, the Buyer, U.S. Trust nor the Seller shall be subject to any order, decree or injunction of a court of competent jurisdiction within the United States which prevents or materially delays the consummation of the Asset Acquisition.

                  8.12. No Government Proceeding or Litigation. No suit, action or proceeding before any court or any governmental or regulatory authority shall be pending or threatened by any state or federal governmental or regulatory authority, against Fearrington, the Buyer, U.S. Trust, the Seller or any of their respective affiliates, officers or directors seeking to restrain, prevent or change in any material respect the transactions contemplated hereby (including, without limitation, the Employment Agreement) or seeking damages in connection with such transactions.

                  8.13. No Statute, Rule or Regulation. No statute, rule or regulation shall have been enacted by the government (or any governmental agency) of the United States or any state, municipality or other political subdivision thereof that makes the consummation of the Asset Acquisition and any other transaction contemplated hereby (including, without limitation the Employment Agreement) illegal.

                  8.14. Absence of Litigation. No action, suit, or proceeding before any court or any government body or authority, pertaining to this Agreement, to the Employment

Agreement or to any transaction contemplated hereby or thereby, shall have been instituted and remain pending or threatened on or before the Closing Date.

                  8.15. Delivery of Client Consents. The Seller or Fearrington shall have received prior to the Closing Date written letters (in the form attached hereto as Exhibit 7.11) from clients of the Seller whose accounts, in the aggregate, represent at least 75% of Annualized Revenues (as defined in Section 1.4).


                                   ARTICLE IX
                           SELLER'S, FEARRINGTON'S AND
                      BUYER'S OBLIGATIONS AFTER THE CLOSING

                  9.1. Preservation of Goodwill. Fearrington agrees that, unless
(i) Fearrington's employment under the Employment Agreement is terminated without cause or by Fearrington with good reason (as defined in the Employment Agreement) either during the term of the Employment Agreement or after the expiration thereof, (ii) the Buyer breaches any of its obligations under Section 3 or 4 of the Employment Agreement or (iii) Fearrington's employment is terminated under Section 5.2 of the Employment Agreement due to a disability and Fearrington petitions the Buyer for reinstatement upon the same terms and conditions as her earlier employment (which petition is accompanied by a doctor's letter stating that Fearrington is no longer permanently disabled within the meaning of any permanent disability insurance policy which may be maintained by the Buyer for the benefit of Fearrington and under which Fearrington is entitled to benefits, delivered within three months of Fearrington becoming permanently disabled) and is refused such reinstatement by the Buyer, for a period of two years following the Closing, Fearrington will not, individually or through an agent, for herself or on behalf of another, as an employee, director, owner, partner, sole proprietor, consultant, agent, representative, shareholder, or in any other manner or capacity whatsoever, other than in her capacity as an employee of the Buyer:

                  (a) except to the extent required by law, disclose to any person or use for Fearrington's own benefit any fee schedules, fee data, customer lists or similar matters possessed by Fearrington relating to the Seller or the Buyer, or the business of either unless Fearrington first obtains written permission from the Buyer;

                  (b) solicit or induce any clients of the Seller immediately prior to the Closing to terminate or reduce their respective relationships with the Buyer; or

                  (c) solicit for hire any person then employed by the Buyer or induce any such person to terminate such employment.

                  For purposes of section 9.1(a), the term "Buyer" shall include any firm or corporation directly or indirectly controlled by the Buyer or under common control with the Buyer; provided, however, the restrictions set forth in 9.1(b) and (c) shall not apply, after termination of Fearrington's employment by the Buyer, to the solicitation or inducement of any clients, or the solicitation for hire of any person, with whom Fearrington did not have dealings as clients or employees of the Buyer during the term of her employment with the Buyer.

                  9.2. Use of Name. Seller and Fearrington agree that for a period of three years after the Closing Date neither of them shall use or employ, directly or indirectly, the name Florence Fearrington, Inc., or any variant thereof, in the conduct of any investment advisory business.

                  9.3. Indemnification.

                  (a) Indemnification by Fearrington. Subject to the limitations set forth below, the Seller and Fearrington, jointly and severally, shall indemnify, hold harmless and defend the Buyer, at all times after the date of this Agreement, against and in respect of any and all claims, demands, liabilities, losses, costs, expenses and deficiencies (including interest, penalties, reasonable attorneys' fees and litigation expenses) (such claims, demands, liabilities, losses, costs, expenses and deficiencies being hereinafter referred to singly as a "Buyer Loss" and collectively as the "Buyer Losses") arising out of or in connection with or based upon the inaccuracy of any representation or warranty made by the Seller or Fearrington herein or in any certificate or other document delivered pursuant hereto or the breach by Fearrington or the Seller of any agreement or covenant made herein or in any document delivered pursuant hereto.

                  (b) Limitations on Indemnification by the Seller and Fearrington.

                           (i) Neither Fearrington nor the Seller shall be
obligated to indemnify the Buyer for Buyer Losses arising from the inaccuracy of any representation or warranty made by the Seller or Fearrington herein or in any certificate or other document delivered pursuant hereto unless and until the aggregate amount of such Buyer Losses exceeds $25,000, in which case Fearrington and the Seller, jointly and severally, shall be obligated to indemnify the Buyer for the amount of such Buyer Losses aggregating in excess of $25,000.

                           (ii) Fearrington's and the Seller's aggregate
liability for indemnification for all provisions under this Agreement shall under no circumstances exceed the Asset Acquisition Consideration received by Fearrington under this Agreement, valued as of the Measurement Date. Any liability of Fearrington and Seller for any Buyer Loss shall be satisfied through the delivery of Common Shares to the Buyer, such shares to be valued at the Average Closing Price.

                           (iii) A claim for breach of warranty, representation
or covenant may not be made under this Agreement and neither the Seller nor Fearrington shall be liable for indemnification under this section, unless notice of the Buyer Loss on which such claim or right to indemnification is based is given in writing or through telex or telecopier by the Buyer to Fearrington reasonably promptly after the Buyer shall become aware of the Buyer Loss, but in any event with respect to a Buyer Loss, within one year after the Closing Date; provided, however, that notwithstanding the foregoing, a claim for indemnification made under Section 3.5 with respect to an open tax year may be made without any time limitation.

                           (iv) Subject to the limitations on indemnification
set forth in Sections (i)-(iii) above, if any event shall occur which would otherwise entitle the Buyer to assert a claim for indemnification hereunder, no Buyer Losses shall be deemed to have been sustained by the Buyer to the extent of (i) any tax savings realized by the Buyer with respect thereto (or any affiliate with which the Buyer files a consolidated return for federal income tax purposes or a combined return for state income tax purposes) or (ii) any net proceeds received by the Buyer, its subsidiaries or affiliates from any insurance policy with respect thereto, to which policies the Buyer shall resort prior to asserting a claim for indemnification hereunder.

                  (c) Indemnification by Buyer. Subject to the limitations set forth below, the Buyer shall indemnify, hold harmless and defend the Seller and Fearrington , at all times after the date of this Agreement, against and in respect of any and all claims, demands, liabilities, losses, costs, expenses and deficiencies (including interest, penalties, reasonable attorneys' fees and litigation expenses) (such claims, demands, liabilities, losses, costs, expenses and deficiencies being hereinafter referred to singly as a "Seller Loss" and collectively as the "Seller Losses") arising out of or in connection with or based upon (i) the inaccuracy of any representation or warranty made by the Buyer herein or in any certificate or other document delivered pursuant hereto;
(ii) the breach by the Buyer of any agreement or covenant made herein or in any document delivered pursuant hereto; or (iii) any of the Assumed Liabilities.

                  (d) Limitations on Indemnification by Buyer.

                           (i) The Buyer shall not be obligated to indemnify the
Seller and Fearrington for Seller Losses arising from the inaccuracy of any representation or warranty made by the Buyer herein or in any certificate or other document delivered pursuant hereto unless and until the aggregate amount of such Seller Losses exceeds $25,000, in which case the Buyer shall be obligated to indemnify the Seller and Fearrington for the amount of such Seller Losses aggregating in excess of $25,000; provided, however, the limitations of this clause (i) shall not apply to claims for indemnification arising out of or in connection with or based upon the inaccuracy or breach of the Buyer's representations set forth in Section 4.4.

                           (ii) The Buyer's aggregate liability for
indemnification for all provisions under this Agreement shall under no circumstances exceed the Asset Acquisition Consideration received by Fearrington under this Agreement, valued as of the Measurement Date.

                           (iii) A claim for breach of warranty, representation
or covenant may not be made under this Agreement and the Buyer shall not be liable for indemnification under this section, unless notice of the Seller Loss on which such claim or right to indemnification is based is given in writing or through telex or telecopier by the Seller or Fearrington to the Buyer reasonably promptly after the Seller or Fearrington, as the case may be, shall become aware of the Seller Loss, but in any event, with respect to claims of Seller Loss arising under Sections 9.3(c)(i) and (ii), within one year after the Closing Date.

                           (iv) Subject to the limitations on indemnification
set forth in Sections (i)-(iii) above, if any event shall occur which would otherwise entitle the Seller and Fearrington to assert a claim for indemnification hereunder, no Seller Losses shall be deemed to have been sustained by the Seller or Fearrington, as the case may be, to the extent of (i) any tax savings realized by the Seller or Fearrington with respect thereto or
(ii) any net proceeds received by the Seller or Fearrington from any insurance policy with respect thereto, to which policies the Seller and Fearrington shall resort prior to asserting a claim for indemnification hereunder.

                  (e) Procedure for Establishment of Indemnifiable Claim.

                           (i) Matters Involving Third Parties. In the event
that any claim shall be asserted or action commenced by any third party against a party hereto entitled to indemnification hereunder (an "Indemnified Party"), which, if sustained, would result in a claim for indemnification hereunder, (an "Indemnifiable Claim"), Indemnified Party, within a reasonable time after learning of such claim, but in no event more than twenty-five days thereafter, shall give written notice to the other party (the "Indemnitor") of such claim giving the particulars thereof, and shall extend to Indemnitor a reasonable opportunity to defend against such claim, at Indemnitor's sole expense and through legal counsel reasonably acceptable to Indemnified Party, provided that Indemnitor proceeds in good faith, expeditiously and diligently; provided, however, the right of Indemnified Party to indemnification shall be reduced in the event of its failure to give timely notice hereunder only to the extent Indemnitor is prejudiced thereby. No determination shall be made with respect to an Indemnifiable Claim hereunder while such defense is still being made until the earlier of (i) the resolution of said claim by Indemnitor with the third party claimant, or (ii) the termination of the defense by Indemnitor against such claim or the failure of Indemnitor to prosecute such defense in good faith in an expeditious and diligent manner. Indemnified Party shall be entitled to rely upon the opinion of its counsel as to the occurrence of either of said events. Indemnified Party, at its option and expense, shall have the right to participate in any defense undertaken by Indemnitor with legal counsel of its own selection; provided, however, Indemnitor shall have the right to conduct the defense of and, subject to this subparagraph (i), settle such third party claim. No settlement or compromise of any claim which may result in an Indemnifiable Claim, as the case may be, may be made by Indemnitor without the prior written consent of Indemnified Party unless (A) prior to such settlement or compromise Indemnitor acknowledges in writing its obligation to pay in full the amount of the settlement or compromise and all associated expenses and Indemnified Party is furnished with security reasonably satisfactory to Indemnified Party that Indemnitor will in fact pay such amount and expenses or (B) such settlement includes as a term thereof a general release of Indemnified Party from such claim. Notwithstanding any other provision of this Section 9.3, if Indemnified Party withholds its consent to a settlement or elects to continue the defense of any claim, where but for such action the Indemnitor could have settled such claim, the Indemnitor shall be required to indemnify Indemnified Party only up to the amount of the bona fide settlement offer for which the Indemnitor could have settled such claim.

                           (ii) Non-Third Party Claims. In the event that an
Indemnified Party asserts the existence of any Indemnifiable Claim, Indemnified Party shall give written notice to Indemnitor of the nature and amount of the Indemnifiable Claim asserted within a reasonable time after becoming aware of such Indemnifiable Claim (but in any event no later than twenty-five days thereafter), and shall provide to Indemnitor as soon as practicable thereafter all information and documentation necessary to support and verify the existence of, any Buyer Losses or Seller Losses, as the case may be, that Indemnified Party shall have determined have given rise to, or could reasonably be expected to give rise to, an Indemnifiable Claim. If Indemnitor, within a period of twenty-five days after receipt of Indemnified Party's notice, shall not give written notice to Indemnified Party announcing its intent to contest such assertion of Indemnified Party (such notice by Indemnitor being hereinafter called the "contest notice"), such assertion of Indemnified Party shall be deemed accepted and the amount of the Indemnifiable Claim shall be deemed established. In the event, however, that a contest notice is given to Indemnified Party within said twenty-five day period, then at any time thereafter a party may commence a legal proceeding in accordance with this Article to resolve the contested assertion of an Indemnifiable Claim.

                           (iii) Indemnified Party and Indemnitor may agree in
writing, at any time, as to the existence and amount of an Indemnifiable Claim, and, upon the execution of such agreement, such Indemnifiable Claim shall be deemed established.

                           (iv) The sole remedy of the parties hereto for a
misrepresentation, breach of warranty, covenant or agreement contained in this Agreement shall be a claim for indemnification under this Section 9.3.

                  9.4. Right to Cure Defaults. If a party becomes aware of any breach of a representation or warranty or non-fulfillment of any covenant or obligation of the other party hereunder, the party becoming so aware shall promptly notify the other party of such breach or non-fulfillment and afford such other party a reasonable opportunity to cure such breach or non-fulfillment.

                  9.5. Availability of Benefit Plans. Immediately after the Closing, all persons who were employees of the Seller as of the Closing and who, immediately after the Closing, are employees of the Buyer, shall participate in all plans and benefits described in the UST Benefits Portfolio on the same terms and conditions as similarly situated employees of the Buyer.

                  9.6. Preservation of Tax-Free Reorganization. The Buyer will not take any action which would cause the Asset Acquisition to not be treated as a tax-free reorganization.

                  9.7. Payment of Certain Indebtedness. On the Closing Date, the Buyer shall pay all Assumed Liabilities consisting of amounts then owing to Berkshire Capital Corporation. On the later of (i) the Closing Date and (ii) January 2, 1997, the Buyer shall pay all Assumed Liabilities consisting of amounts then owing to Fearrington and Richards & O'Neil, LLP.

                  9.8. Returns for Periods Prior to Closing. Required Tax Returns which are due after Closing with respect to Taxes for the Seller will be prepared by Seller and timely filed, including extensions. The Buyer shall be responsible for any Taxes for the period ending on the Closing Date and Seller shall be responsible for Taxes for the period thereafter. For purposes of determining the Taxes for a taxable period or periods that begin before and end after the Closing Date, the determination shall be made by assuming that the Seller has a taxable year which ended at the close of business on the Closing Date. The Tax Returns prepared and filed or to be prepared and filed by or for the Seller are or will be true and correct, and will be prepared on a basis which is consistent with the basis upon which similar returns for prior periods have been prepared and filed.

                  The Seller shall notify the Buyer promptly upon receipt of any notice of any pending or threatened audit, litigation or other contest (a "Contest") that could affect the amount of Taxes payable by the Buyer. The Buyer shall have the sole right to control any Contest that could affect the amount of Taxes payable by the Buyer and to employ counsel of its choice at its expense; provided, however, that the Seller shall have the right to participate in any such Contest at its own expense. The Seller (i) shall execute and deliver to the Buyer or its designated counsel or other representatives such powers of attorney and other documents as may be reasonably necessary to permit the Buyer to so control any such Contest, (ii) shall provide such books and records and other documents, certificates, information, testimony and assistance as may be reasonably requested by the Buyer in connection with any such Contest and (iii) except as authorized by the Buyer, shall not take any action (including the execution of extensions of statutes of limitations) in relation to, or at the request of, any taxing authority with respect to any such Contest. The Buyer shall not agree to the payment of any Taxes if such agreement could affect any tax liability of the Seller without the Seller's consent.

                  For purposes of this Section 9.8, "Taxes" shall mean any domestic or foreign net income, gross income, gross receipts, sales, use, excise, occupation, franchise, transfer, payroll, stamp, gains, capital, premium, property or windfall profits tax, alternative, add-on or other minimum tax, value added, or other tax, fee, levy, imposition, charge or assessment, including taxes imposed on Fearrington as a result of her ownership of all of the common stock of the Seller, together with any interest and any penalty, addition to tax or additional amount imposed by any taxing authority, whether any such tax is imposed directly or through withholding. "Tax Returns" shall mean all tax returns, reports and forms (including withholding tax returns) for a taxable period required to be filed by applicable Federal, State, local or foreign tax laws or government entities.

                  9.9. Access to Books and Records. The Seller and Fearrington will provide to the Buyer reasonable access, upon reasonable notice, to such books and records of the Seller retained by them after the Closing regarding the operation of the Seller's business prior to the Closing as the Buyer may reasonably request.

                  9.10. Agreement to Deliver and Register Shares. The Buyer shall cause U.S. Trust to perform all of its obligations under the Agreement to Deliver and Register Shares annexed as Exhibit 8.4 hereto.

                  9.11. Adjustments to Closing Date Balance Sheet. The parties acknowledge that the Closing Date Balance Sheet (as defined in Section 7.17) may reflect reasonable estimates of certain assets and liabilities which may not be entirely accurate. As soon as practicable and in any event within ten business days after the Closing Date, the Buyer shall cause to be prepared and deliver to Seller (or, at Seller's direction, Fearrington) an updated Closing Date Balance Sheet which shall correct the amounts of any estimates utilized in preparing the Closing Date Balance Sheet and correct any bookkeeping errors or omissions discovered after the Closing that affect the Closing Date Balance Sheet. The Closing Date Balance Sheet, as so adjusted, shall be deemed the "Final Closing Date Balance Sheet", subject to the dispute resolution mechanism described below. The Buyer or Seller (or, at Seller's election, Fearrington), as the case may be, shall (except to the extent the dispute mechanism described below is utilized), not later than the 30th day after the Closing Date, pay to the other an amount equal to the net adjustment, if any, required to be made to reflect the difference between the tangible net worth of the Seller as reflected on the Closing Date Balance Sheet and the tangible net worth of the Seller as reflected on the Final Closing Date Balance Sheet. Such payment shall be made through delivery of Common Shares valued at the Average Closing Price. By delivery of such Common Shares by (i) the Seller (or Fearrington, as the case may be), the Seller (or Fearrington, as the case may be) represents to the Buyer that such Common Shares are free and clear of all Liens and (ii) the Buyer, the

Buyer represents to Fearrington that such Common Shares are validly issued, fully paid, non-assessable and free and clear of all Liens and covenants that Buyer will cause such Common Shares to be treated as USTC Shares for purposes of the Agreement to Deliver and Register Shares of even date among U.S. Trust, the Seller and Fearrington.

                  If, within ten business days after receipt of the Final Closing Date Balance Sheet, the Seller or Fearrington notifies the Buyer that it or she disputes the Final Closing Date Balance Sheet or the amount of tangible net worth derived therefrom, then the parties shall, in good faith, seek to resolve their differences. If, despite such good faith efforts, the parties are unable to resolve their differences within ten business days after delivery of the notice of dispute by the Seller or Fearrington to the Buyer, then the Final Closing Balance Sheet, and the tangible net worth derived therefrom, shall be determined (i) jointly by two accounting firms, one selected by Fearrington or the Seller and one selected by the Buyer, or (ii) if the two accounting firms cannot agree on such determination, by a third accounting firm selected by the original two accounting firms, whose determination shall be final and binding upon the parties. The cost of such accounting firms shall be shared equally by the Buyer and the Seller.


                                    ARTICLE X
                                      COSTS

                  10.1. Finder's or Broker's Fees. Each of the parties represents and warrants that, except for the Seller's engagement of Berkshire Capital Corporation, it or she has engaged or dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as it or she knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions. Each of the parties agrees to pay all reasonable fees and other amounts which may be or become owing to any broker or finder engaged or dealt with by such party in connection with this Agreement or the transactions contemplated hereby; provided, however, if not paid by the Seller prior to the Closing, the fees of Berkshire Capital Corporation accrued on the books of the Seller as of the Closing will become an Assumed Liability.

                  10.2. Expenses. Each of the parties shall pay all costs and expenses incurred or to be incurred by him, her or it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement; provided, however, if not paid by the Seller prior to the Closing, all fees and expenses of Richards & O'Neil, LLP and Berkshire Capital Corporation accrued on the books of the Seller as of the Closing will become Assumed Liabilities.

                                   ARTICLE XI
                                FORM OF AGREEMENT

                  11.1. Headings. The subject headings of the Articles and Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

                  11.2. Entire Agreement; Modification; Waiver. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties to be bound hereby. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No delay or failure of any party to exercise any of its, his or her rights hereunder shall be construed as a waiver of such right. No waiver shall be binding unless made expressly and executed in writing by the party making the waiver.

                  11.3. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                   ARTICLE XII
                                     PARTIES

                  12.1. Parties in Interest. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective heirs, personal representatives, successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

                  12.2. Assignment. This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective heirs, legal representatives, successors, and permitted assigns; provided, that neither the Seller nor Fearrington shall have the right to assign any or all of its or her rights hereunder without the prior written consent of the Buyer.


                                  ARTICLE XIII
                                   TERMINATION

                  13.1. Conditions Permitting Termination. Any party may terminate this Agreement immediately by written notice to the others, without liability to the other parties, if (i) any bona fide legal action or proceeding shall be pending against any party that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the carrying out of this Agreement; or (ii) if Closing shall not have occurred by April 30, 1997.

                  13.2. Defaults Permitting Termination. In addition to the parties' respective rights not to proceed with the Closing because of failure of any of the conditions contained herein, if the Buyer, the Seller or Fearrington materially defaults in the due and timely performance of any of its, or her respective warranties, covenants, or agreements under this Agreement, the non-defaulting party or parties may give notice of termination of this Agreement, in the manner provided in Article XIV. The notice shall specify with particularity the default or defaults on which the notice is based. Subject to
Section 13.1, the termination shall be effective ten business days after receipt, unless the specified default or defaults have been cured on or before such effective date for termination. Notwithstanding any such termination, the provisions of Sections 6.1 and 9.3 will continue to apply and a party shall not be relieved from liability for breach of its representations, warranties, covenants, or agreements contained in this Agreement.


                                   ARTICLE XIV
                                     NOTICES

                  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom such notice, request, demand or other communication is to be given, or on the date of receipt if mailed to the party to whom such communication is to be given, by first class mail registered or certified, postage prepaid, and properly addressed as follows:

                  To the Seller and Fearrington as follows:

                           Ms. Florence Fearrington
                           150 East 69th Street
                           New York, NY 10021

                  With a copy to:

                           Floyd I. Wittlin, Esq.
                           Richards & O'Neil, LLP
                           885 Third Avenue
                           New York, NY 10022

                  To Buyer at:

                           United States Trust Company of New York
                           114 West 47th Street
                           New York, NY 10036-1532
                           Attn:  Maureen Scannell Bateman
                                   Managing Director and General Counsel

Any party may change its address for purposes of this Article by giving the other party written notice of the new address in the manner set forth above.


                                   ARTICLE XV
                              GOVERNING LAW; VENUE

                  This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of New York, excepting its choice of law provisions. Any litigation arising out of or relating to this Agreement shall be conducted solely and exclusively in any federal or state court located in the City of New York having jurisdiction over the subject matter hereof, and to the extent permitted by law all parties hereto consent to such jurisdiction and venue.


                                   ARTICLE XVI
                                  MISCELLANEOUS

                  16.1. Announcements. The Seller and Fearrington, on the one hand, and the Buyer, on the other, will not make any announcements to the public concerning this Agreement or the transactions contemplated hereby without the prior approval of the other party (except as otherwise required under applicable law).

                  16.2. References. Unless otherwise specified, references to Sections or Articles are to Sections or Articles in this Agreement.

                  16.3. Currency. All dollar amounts set forth herein are expressed in terms of United States dollars.

                  IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the day and year first above written.


                                        UNITED STATES TRUST COMPANY
                                        OF NEW YORK


                                        By: /s/   JOHN C. HOVER
                                            -----------------------------------
                                             Its: Executive Vice President
                                                  -----------------------------


                                        FLORENCE FEARRINGTON, INC.


                                        By: /s/ Florence Fearrington
                                            -----------------------------------
                                             Its: President
                                                  -----------------------------


                                        /s/ Florence Fearrington
                                        ---------------------------------------
                                        Florence Fearrington

                                 Exhibit 1.4(b)



                                ESCROW AGREEMENT

                                                                  Exhibit 1.4(b)



                                ESCROW AGREEMENT


                  ESCROW AGREEMENT made and entered into this ___ day of ___________, 1996, by and among Florence Fearrington, Inc., a New York corporation (the "Seller"), Florence Fearrington ("Fearrington"), the sole shareholder of the Seller, United States Trust Company of New York, a banking institution possessing banking and trust powers chartered under the laws of New York (the "Buyer") and U.S. Trust Corporation, a New York corporation, as escrow agent (the "Escrow Agent").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to Section 1.4(b) of the Asset Acquisition Agreement dated November 14, 1996, among the Seller, Fearrington and the Buyer, the Buyer has agreed to deliver to the Escrow Agent a stock certificate representing the number of common shares of U.S. Trust Corporation, a New York corporation ("U.S. Trust"), that are Escrow Shares (as defined in the Asset Acquisition Agreement) calculated in accordance with Section 1.4(b) of the Asset Acquisition Agreement, to be held by the Escrow Agent in accordance with the terms of this Agreement; and

                  WHEREAS, the parties desire to define the manner in which the Escrow Agent is to perform its duties;

                  NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the parties do hereby agree as follows:

                  FIRST: Capitalized terms used but not defined herein shall have the meanings set forth in the Asset Acquisition Agreement.

                  SECOND: Concurrently with the execution of this Agreement, the Buyer is depositing certificates representing _______ Escrow Shares.

                  During the term of this Agreement, the Seller shall retain all voting and similar rights with respect to the Escrow Shares, and the Escrow Agent promptly shall forward to the Seller (or Fearrington, if Seller so designates) all notices of meetings, proxy statements and cards and other materials which the Escrow Agent may receive in respect of the Escrow Shares.

                  THIRD: The Escrow Shares shall include the Escrow Shares initially deposited by the Buyer, together with all property into, or for, which the Escrow Shares are converted, exchanged, reclassified or subdivided.

                  FOURTH:
                  (a) In accordance with Section 1.4(c) of the Asset Acquisition Agreement, on the 90th day after the Closing Date, the Escrow Shares shall be delivered by the Escrow Agent as follows:

                           (i) There shall be delivered to the Seller (or Fearrington, if the Seller so designates) a percentage of the Escrow Shares (together with all dividends, distributions and rights earned on such Escrow Shares; collectively, the "Distributions") equal to the quotient, expressed as a percentage, of (A) the Annualized Revenues represented by advisory agreements of clients of the Seller who have given their Consents after the Closing Date and on or prior to 2:00 p.m. on the 90th day after the Closing Date, divided by (B) the Annualized Revenues represented by the advisory agreements of clients of the Seller who had not given their Consents on or prior to the Closing Date; and

                           (ii) The balance of the Escrow Shares and the Distributions shall be delivered to U.S. Trust.

                  (b) Notwithstanding any provision to the contrary contained in this Section FOURTH, the Escrow Shares and the Distributions shall be distributed by the Escrow Agent prior to the 90th day after the Closing Date as follows:

                           (i) Following receipt by the Escrow Agent of joint written instructions of the Seller and the Buyer, the Escrow Agent shall release the Escrow Shares and the Distributions to the Seller (or Fearrington, if the Seller so designates) and/or the Buyer at such time and in such amounts as directed by such instructions; or

                           (ii) Following receipt by the Escrow Agent of joint written instructions of the Seller and the Buyer, the Escrow Agent shall deliver the Escrow Shares and the Distributions at such time and to such successor Escrow Agent named in such instructions.

                  FIFTH: The duties and responsibilities of the Escrow Agent shall be limited to those expressly set forth in this Agreement and the Escrow Agent shall not be subject to, nor obliged to recognize, any other agreement (other than the Asset Acquisition Agreement) between, or direction or instructions of, or notice from any or all of the parties hereto except as contemplated by this Agreement; provided, however, that this Agreement may be amended at any time or times by an instrument in writing as provided in Section EIGHTEENTH.

                  Upon delivery by the Escrow Agent pursuant to the terms hereof of all the Escrow Shares and the Distributions, this Agreement shall terminate and the Escrow Agent shall be discharged from all further obligation or responsibility hereunder.

                  SIXTH: If any property subject hereto is at any time attached, garnished or levied upon under any court order, or in the case payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case an order, judgment or decree shall be made or entered by any court affecting such property, or any part thereof, then and in any of such events, the Escrow Agent is authorized, in its reasonable discretion, to rely upon and comply (and simultaneously give written notice to all interested parties hereto) with any such order, writ, judgment or decree, which it reasonably believes to be binding upon it, and if the Escrow Agent complies with any such order, writ, judgment or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

                  SEVENTH: The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder, or any endorsement thereof, or for any lack of endorsement thereof, or for any description therein, nor shall it be responsible or liable in any respect on account of the identity, authority, or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement under this Agreement.

                  EIGHTH: The Escrow Agent may rely and shall be protected in acting upon any paper or other document which may be submitted to it in connection with its duties hereunder and which is reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and shall have no liability or responsibility with respect to the form, execution or validity thereof.

                  NINTH: The Seller hereby acknowledges that the Escrow Agent is the parent of the Buyer, and waives any objection to such relationship.

                  TENTH: The Escrow Agent shall not be required to institute or defend any action or legal process involving any matter referred to herein which in any manner affects it or its duties or liabilities hereunder unless and until it has received full indemnity in an amount, and of such character, as it shall in its sole discretion require, against any and all claims, liabilities, judgments, attorneys' fees and other costs and expenses of any and every kind in relation thereto and for the payment thereof a first lien is hereby imposed in the Escrow Agent's favor upon the property deposited or to be deposited hereunder or the proceeds therefrom, in priority to the rights of any other party thereto or of any other party interested therein.

                  ELEVENTH: The Buyer agrees to and hereby does indemnify and save the Escrow Agent, its officers, agents and employees, harmless from any claims, liabilities, judgments, attorneys' fees and other costs and expenses of any and every kind and nature which may be incurred by any of them by reason of the Escrow Agent's acceptance of, and its performance under, this Agreement, except claims which are based on the Escrow Agent's bad faith or gross negligence. Seller and Fearrington, jointly and severally, agree to and hereby do indemnify and save the Escrow Agent, its officers, agents and employees, harmless from any attorneys' fees, costs and expenses of every kind and nature which may be incurred by them by reason of any action, claim or proceeding commenced by Seller and/or Fearrington against the Escrow Agent, its officers, agents or employees with respect to the performance by the Escrow Agent of its duties under this Agreement unless a decision is rendered by a court of competent jurisdiction finding that the Escrow Agent acted (which shall be deemed to include a failure to act) in bad faith or grossly negligent.

                  TWELFTH: The Escrow Agent shall not be responsible for any act or failure to act on its part except in the case of its own bad faith or gross negligence.

                  THIRTEENTH: The Escrow Agent shall have no responsibility whatever with respect to the recitals contained in this Agreement and shall have no right, obligation or responsibility to vote or take any other corporate action with respect to any securities deposited hereunder.

                  FOURTEENTH: Notwithstanding anything contained in this Agreement to the contrary, in the event that the Escrow Agent acts (which shall be deemed to include a failure to act) under this Agreement in a manner that deprives the Seller (or Fearrington, if the Seller so designates) of its rights to receive the Escrow Shares or the Distributions as contemplated by Section FOURTH hereof, then the Buyer shall indemnify and hold harmless the Seller (or Fearrington, if the Seller so designates) from and against any and all losses, claims, liabilities, judgments, attorneys' fees and other costs and expenses of any and every kind and nature arising therefrom, regardless of whether the Escrow Agent's conduct constitutes mistake, negligence, gross negligence or willful misconduct.

                  FIFTEENTH: Any notice or other communication given pursuant to the provisions of this Agreement shall be in writing and (except as otherwise specifically provided in this Agreement) shall be delivered personally, or shall be mailed, postage prepaid, by registered or certified mail, return receipt requested, and addressed to the respective parties hereto at the addresses set forth below, or to such other addresses as to which any party hereto may give notice to the others in accordance with the provisions of this Section FIFTEENTH. All such notices shall be deemed given when received. Copies of all notices from one party to another under this Agreement shall be sent to all other parties.

To the Buyer:          United States Trust Company of New York
                       114 West 47th Street
                       New York, NY  10036-1532
                       Attn:       Maureen Scannell Bateman
                                   Managing Director and General Counsel

To Escrow Agent:       U.S. Trust Corporation
                       114 West 47th Street
                       New York, NY  10036-1532
                       Attn:       Maureen S. Bateman
                                   Managing Director and General Counsel

To the Seller or       Ms. Florence Fearrington
Fearrington:           150 East 69th Street
                       New York, NY 10021

With a copy to:        Floyd I. Wittlin, Esq.
                       Richards & O'Neil, LLP
                       885 Third Avenue
                       New York, NY 10022-4873



                  SIXTEENTH: The Buyer and the Seller jointly may, at any time and from time to time, in their sole and absolute discretion, upon notice in writing to the Escrow Agent, and shall, upon thirty (30) days' written request from the Escrow Agent, designate any other person or persons to act as the Escrow Agent under this Agreement in the place of the Escrow Agent. Upon acceptance of such designation, by signing a copy of this Agreement and mailing copies thereof to all the interested parties, such other person or persons shall acquire and assume all of the rights and obligations of the Escrow Agent with the same force and effect as if he or they had been a party to this Agreement in the place of the Escrow Agent. Upon receipt of such notice and a copy of such agreement and acceptance, the Escrow Agent shall deliver to such other person or persons the Escrow

Shares and the Distributions, if any. In the event the Buyer and the Seller have not, within thirty (30) days after the making of such request by the Escrow Agent, designated a new Escrow Agent and the parties have not entered into an escrow agreement with such new Escrow Agent, the Escrow Agent may, in its sole discretion, deposit the property then held by it pursuant to this Agreement with any bank or trust company reasonably selected by it, to be held by such bank or trust company pursuant to the provisions of this Agreement, or with any court of competent jurisdiction in which event the Escrow Agent shall be released from all further obligations and responsibilities hereunder.

                  SEVENTEENTH: This Agreement and its validity, construction and performance shall be governed by the laws of the State of New York.

                  EIGHTEENTH: This Agreement may be amended by an agreement in writing between the Escrow Agent, the Buyer, the Seller and Fearrington.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                    UNITED STATES TRUST COMPANY OF NEW YORK


                    By:____________________________________



                    FLORENCE FEARRINGTON, INC.


                    By:____________________________________


                    U.S. TRUST CORPORATION


                    By:____________________________________



                      -------------------------------------
                      FLORENCE FEARRINGTON

                                 Exhibit 1.6(a)

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                                                                  Exhibit 1.6(a)

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


                  ASSIGNMENT AND ASSUMPTION AGREEMENT made this ____ day of __________, 1996 between United States Trust Company of New York, a banking institution possessing banking and trust powers chartered under the laws of New York (the "PURCHASER"), and Florence Fearrington, Inc., a New York corporation (the "SELLER").


                              W I T N E S S E T H:

                  WHEREAS, pursuant to the Asset Acquisition Agreement dated November 14, 1996 (the "ASSET ACQUISITION AGREEMENT"), among the Purchaser, the Seller and Florence Fearrington, the sole shareholder of the Seller, the Seller agreed to transfer, sell, convey, assign and deliver to the Purchaser, and the Purchaser agreed to acquire and accept as of the Closing Date, the Transferred Assets; and

                  WHEREAS, the Asset Acquisition Agreement provides for the Seller's assignment of certain contracts, agreements and commitments to the Purchaser; and

                  WHEREAS, the Asset Acquisition Agreement provides for the Purchaser's assumption of the Assumed Liabilities.

                  NOW THEREFORE, in consideration of the premises and in accordance with the provisions of the Asset Acquisition Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                  Section 1.  Definitions

                  1.1. Unless otherwise herein defined all terms used herein shall have the respective meanings ascribed to them in the Asset Acquisition Agreement.

                  1.2. Words importing singular number shall include the plural number and vice versa. The words "herein," "herewith," "hereby," "hereof" and words of similar import shall refer to this Agreement.

                  Section 2. Assignment and Assumption of Contracts and Commitments

                  2.1. The Seller hereby sells, assigns, transfers, conveys and sets over to the Purchaser, all of the Seller's right, title and interest in and to all contracts, agreements, commitments, grants, arrangements and undertakings, whether oral or written, included in the Transferred Assets (the "ASSIGNED CONTRACTS"). Such sale, assignment, transfer, conveyance and set over shall be effective as of the date hereof.

                  2.2. The Purchaser hereby absolutely and irrevocably accepts and hereby agrees to assume, be solely and exclusively liable with respect to, and pay, perform, discharge and satisfy, when due, all Assumed Liabilities, subject to the terms and conditions of the Asset Acquisition Agreement. Such acceptance, assumption and covenant shall be effective as of the date hereof.

                  Section 3.   Separate Agreement

                  Notwithstanding any other provisions of this agreement to the contrary, nothing contained herein shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions, including the warranties, covenants, agreements, conditions, representations or, in general any of the rights and remedies, and any of the obligations and indemnifications of the Seller or the Buyer set forth in the Asset Acquisition Agreement nor shall this agreement expand or enlarge any remedies under the Asset Acquisition Agreement including without limitation any limits on indemnification specified therein. This agreement is intended only to effect the assignment of certain contracts and commitments and the assumption of certain liabilities pursuant to the Asset Acquisition Agreement and shall be governed entirely in accordance with the terms and conditions of the Asset Acquisition Agreement.

                  Section 4.  Non-Merger; Miscellaneous

                  4.1. The agreements, obligations, assumptions and covenants of the Purchaser under the Asset Acquisition Agreement are not merged into this agreement and shall, to the extent provided in the Asset Acquisition Agreement, survive the execution and delivery of this agreement, and the performance of the consummation of all transactions provided for in the Asset Acquisition Agreement.

                  4.2. This Assignment and Assumption Agreement shall be binding upon and enforceable against the Purchaser, its assigns and successors.

                  4.3. This Assignment and Assumption Agreement shall be construed in accordance with and governed under the laws of the State of New York.

                  4.4. This Assignment and Assumption Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this ___ day of ____________, 1996.


                                         UNITED STATES TRUST COMPANY
                                              OF NEW YORK


                                         By:
                                             --------------------------------
                                              Name:
                                              Title:


                                         FLORENCE FEARRINGTON, INC.


                                         By:
                                             --------------------------------
                                              Name:
                                              Title:

                                 Exhibit 1.6(b)

                                  BILL OF SALE

                                                                  Exhibit 1.6(b)

                                  BILL OF SALE


                  KNOW ALL PEOPLE BY THESE PRESENTS that Florence Fearrington, Inc., a New York corporation ("SELLER"), in consideration of the acquisition price set forth in Section 1.4(a) of the Asset Acquisition Agreement, dated November 14, 1996 (the "ASSET ACQUISITION AGREEMENT"), among United States Trust Company of New York, a banking institution possessing banking and trust powers chartered under the laws of New York ("PURCHASER"), the Seller and Florence Fearrington, the sole shareholder of the Seller, the receipt of which is hereby acknowledged by Seller, does hereby, effective from and after the Closing (such term and, except as defined herein, all other capitalized terms used herein having the same meanings ascribed to them in the Asset Acquisition Agreement), sell, transfer, assign, set over, convey and deliver to the Purchaser, its successors and assigns in accordance with the terms and provisions of the Asset Acquisition Agreement the following:


                  All of the right, title and interest of Seller in and to the Transferred Assets;

                  TO HAVE AND TO HOLD unto the Purchaser, its successors and assigns, FOREVER.

                  Notwithstanding any other provisions of this Bill of Sale to the contrary, nothing contained in this Bill of Sale shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions, including the warranties, covenants, agreements, conditions, representations or, in general, any of the rights and remedies, and any of the obligations and indemnifications of Seller or Purchaser set forth in the Asset Acquisition Agreement nor shall this Bill of Sale expand or enlarge any remedies under the Asset Acquisition Agreement including without limitation any limits on indemnification specified therein. This Bill of Sale is intended only to effect the transfer of certain property to be transferred pursuant to the Asset Acquisition Agreement and shall be governed entirely in accordance with the terms and conditions of the Asset Acquisition Agreement.

                  IN WITNESS WHEREOF, the Seller has executed this Bill of Sale this _____ day of ____________, 1996.


                                     FLORENCE FEARRINGTON, INC.


                                    By:
                                        --------------------------------
                                        Name: Florence Fearrington
                                        Title: President

                                   EXHIBIT 7.5


                         OPINION RICHARDS & O'NEIL, LLP

                                                                     EXHIBIT 7.5


                     [LETTERHEAD OF RICHARDS & O'NEIL, LLP]



                                         ____________, 1996



United States Trust Company of New York
114 West 47th Street
New York, NY 10036-1532

Gentlemen:

                  We have acted as special counsel to Florence Fearrington, Inc., a New York corporation (the "Seller"), and Florence Fearrington ("Fearrington"), the sole shareholder of the Seller, in connection with the execution and delivery of the Asset Acquisition Agreement (the "Asset Acquisition Agreement") dated November 14, 1996, among United States Trust Company of New York, a banking institution possessing banking and trust powers chartered under the laws of New York (the "Buyer"), the Seller and Fearrington.

                  All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Asset Acquisition Agreement. This opinion is delivered to you pursuant to Section 7.5 of the Asset Acquisition Agreement.

                  In connection with this opinion, we have examined originals, counterparts or copies of the following documents:

                  (a)      the Asset Acquisition Agreement;

                  (b)      the Bill of Sale;

                  (c)      the Assignment and Assumption Agreement;

                  (d)      the Escrow Agreement;

                  (e) the Employment Agreement dated the date hereof, between the Buyer and Fearrington (the "Employment Agreement");

                  (f) the Agreement to Deliver and Register Shares dated the date hereof, among U.S. Trust Corporation, a New York corporation ("U.S. Trust"), the Seller and Fearrington (the "Agreement to Deliver and Register Shares"); and

                  (g) the letter agreement dated November 14, 1996, between the Buyer and Fearrington with respect to additional payments to Fearrington from life and disability policies in the event of her death or disability.

                  The documents enumerated in Paragraphs (a) through (g) above are hereinafter referred to collectively as the "Acquisition Documents."

                  In connection with the opinions expressed herein, we also have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Seller, certificates of public officials and officers and other representatives of the Seller and Fearrington, and such other documents, agreements and instruments, and have made such other investigations, as we have deemed necessary or appropriate.

                  As to various questions of fact material to this opinion, we have relied upon, without any independent investigation or verification of any kind, the representations and warranties made by the Seller and Fearrington in the Acquisition Documents and the other documents executed and delivered in connection therewith and upon certificates and other documents of officers or representatives of the Seller and Fearrington and of public officials and have made such other inquiries and investigations as we have deemed necessary or appropriate. In our examination of the documents referred to above, we have assumed (i) the genuineness of all signatures of, and the incumbency, authority and legal right and power under all applicable laws, statutes, rules and regulations of, the officers and other persons signing the Acquisition Documents and the other documents executed and delivered in connection therewith on behalf of the parties thereto other than the Seller and Fearrington, (ii) the authenticity and completeness of all documents submitted to us as original or certified documents, (iii) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and (iv) that the certificates of public officials dated earlier than the date of this opinion remain accurate from such earlier date through and including the date of this opinion.

                  The opinions set forth below that are rendered "to the best of our knowledge" or with similar qualification have been rendered based upon the present, actual knowledge of the lawyers currently in our employ who have devoted substantive attention to the legal affairs of the Seller and Fearrington within the past 12 months.

                  We have investigated such questions of law for the purpose of rendering this opinion as we have deemed necessary. We do not purport to be experts in, or to express any opinion herein concerning, the laws, statutes, rules or regulations of any jurisdiction other than the State of New York and the United States of America. We do not opine on, and we assume no responsibility as to, the applicability to or the effect on any of the matters covered herein of, the laws of any other jurisdiction.

                  To the extent that the obligations of each of the Seller and Fearrington may be dependent upon such matters, we have assumed, for purposes of this opinion: (i) that U.S. Trust is a corporation duly organized, validly existing and in good standing under the laws of New York; (ii) that the Buyer is a banking institution possessing banking and trust powers, duly organized, validly existing and in good standing under the laws of New York; (iii) that the Buyer has the requisite banking and trust power and authority, and U.S. Trust has the requisite corporate power and authority, to execute, deliver and perform their respective obligations under each Acquisition Document to which they are a party and each of the other documents executed by them in connection therewith;
(iii) that each Acquisition Document has been duly authorized, executed and delivered by the Buyer or U.S. Trust, as applicable; and (iv) that each Acquisition Document constitutes the legal, valid and binding obligation of the Buyer or U.S. Trust, as applicable, enforceable against it in accordance with its terms.

                  The opinions set forth below are subject to the following additional limitations, qualifications and exceptions:

                  A. the legality, validity, binding effect and enforceability of the Acquisition Documents may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling or other similar laws now or hereafter in effect affecting creditors' rights and remedies generally;

                  B. the legality, validity, binding effect and enforceability of the Acquisition Documents may be subject to (i) general principles of equity (regardless of whether considered in a proceeding in equity or at law) and
(ii) the discretion of the court before which any proceeding may be brought;

                  C. no opinion is expressed with respect to the enforceability of provisions which purport to establish consent to the jurisdiction of any court;

                  D. no opinion is expressed with respect to the enforceability of provisions regarding indemnification against liabilities where such indemnification is contrary to public policy; and

                  E. no opinion is expressed with respect to any covenant not to compete or solicit contained in the Asset Acquisition Agreement or the Employment Agreement.

                  The opinions expressed below with respect to compliance with certain laws, statutes, rules and regulations are based upon a review of those statutes, laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Acquisition Documents.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. The Seller is a corporation validly existing under the laws of the State of New York and has the corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now conducted.

                  2. The Seller has all requisite corporate power and authority to execute, deliver and perform each of the Acquisition Documents to which it is a party, to consummate the transactions contemplated thereby and to perform fully its obligations thereunder. The execution, delivery and performance by the Seller of each of the Acquisition Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Seller.

                  3. Each of the Acquisition Documents to which the Seller is a party have been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms.

                  4. Fearrington has full legal capacity to execute, deliver and perform each of the Acquisition Documents to which she is a party, to consummate the transactions contemplated thereby and to perform fully her obligations thereunder. Each of the Acquisition Documents to which Fearrington is a party has been duly executed and delivered by Fearrington and is a legal, valid and binding agreement of Fearrington enforceable against her in accordance with its terms.

                  5. Except as set forth in the DL, to the best of our knowledge, no approval or consent of or any filing with or notice to, any foreign, federal, state, county, local or other governmental or regulatory body, and no approval or consent of, or any filing with or notice to any other person (other than those contemplated by the Acquisition Documents, all of which have been received or made, except as otherwise set forth in the DL) is required in connection with the execution and delivery by each of the Seller and Fearrington of the Acquisition Documents to which it or she is a party, and the consummation and performance by the Seller or Fearrington, as applicable, of the transactions contemplated thereby.

                  6. Neither the execution and delivery by each of the Seller and Fearrington of the Acquisition Documents to which it or she is a party, the performance by each of the Seller or Fearrington of its or her respective obligations thereunder nor the consummation of the transactions contemplated thereby will violate, conflict with or result in a breach of or require consent (other than those that have been obtained or given) under or constitute (or with notice or lapse of time or both would constitute) a default under (i) any provision of the

Seller's certificate of incorporation or by-laws, as amended; (ii) any provision of any applicable law, as in effect and binding upon the Seller or Fearrington;
(iii) to the best of our knowledge, any term of any material agreement or instrument to which the Seller or Fearrington is a party or by which it or her properties or assets are bound, which violation or conflict would have a material adverse effect on the business, results of operations, property or financial condition of the Seller; or (iv) to the best of our knowledge, any order, judgment, injunction, writ, award or decree of any court, arbitrator or governmental or regulatory authority or agency binding upon either of the Seller or Fearrington or their respective properties or assets.

                  7. To the best of our knowledge, there is no pending or threatened suit, action or litigation, or administrative, arbitration or other proceeding or governmental inquiry or investigation, questioning the validity of any of the Acquisition Documents or any of the transactions contemplated thereby.

                  The opinions set forth herein are as of the date of this letter and we do not render any opinion as to the effect of any matter which may occur or be effective subsequent to the date hereof.

                  This opinion is rendered only to you, is solely for your benefit in connection with the transactions contemplated by the Asset Acquisition Agreement and is not to be quoted, circulated, referred or delivered to, or relied upon or otherwise used by, any other person or entity whatsoever for any purpose without our prior express written consent.

                                        Very truly yours,

                                  EXHIBIT 7.8

                              EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT

                                     Between

                     UNITED STATES TRUST COMPANY OF NEW YORK

                                       and

                              FLORENCE FEARRINGTON


                          Dated ________________, 1996

                                TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----

1.  Employment and Term...........................................................................  1

    1.1.     Employment...........................................................................  1
    1.2.     Term.................................................................................  2
    1.3.     Key Man Insurance; Place of Employment...............................................  2

2.  Salary........................................................................................  2

3.  Incentive Compensation........................................................................  2

    3.1.     Incentive Compensation Definitions...................................................  2
    3.2.     Incentive Compensation; Calculation..................................................  3
    3.3.     Limitation on Incentive Compensation.................................................  4

4.  Other Benefits................................................................................  4

    4.1.     Health Insurance and Other Benefits..................................................  4
    4.2.     Incentive Compensation for New Business..............................................  4
    4.3.     Reasonable Business Expenses.........................................................  6
    4.4.     Vacation.............................................................................  6
    4.5.     Payments to Representatives..........................................................  6
    4.6.     Changes To Fees......................................................................  6

5.  Termination of Employment.....................................................................  7

    5.1.     Termination with Cause...............................................................  7
    5.2.     Death or Permanent Disability of Employee............................................  7
    5.3.     Termination Without Cause Or Voluntary Resignation...................................  8
    5.3A.             Termination for Good Reason.................................................  8
    5.4.     Compensation Upon Termination for Cause..............................................  8
    5.5.     Compensation Upon Death or Disability................................................  8
    5.6.     Compensation Upon Voluntary Resignation..............................................  9
    5.7.     Compensation for Termination without Cause...........................................  9

6.  Confidential Information......................................................................  9

                                                                                                 Page
                                                                                                 ----

7.  Agreement Not to Solicit or Compete........................................................... 10

    7.1.     Nonsolicitation and Noncompetition................................................... 10
    7.2.     Exception to Nonsolicitation and Noncompetition...................................... 11
    7.3.     Severability......................................................................... 11
    7.4.     Injunctive Relief.................................................................... 11

8.  Entire Agreement.............................................................................. 11

9.  Notices....................................................................................... 11

10. Assignment.................................................................................... 12

11. Indemnification and Directors and Officers Liability Insurance................................ 12

12. Amendment; Waiver............................................................................. 12

13. Construction.................................................................................. 13

                              EMPLOYMENT AGREEMENT



                  THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of ____________, 1996 by and between United States Trust Company of New York, a banking institution possessing banking and trust powers chartered under the laws of New York (the "Company") and Florence Fearrington (the "Employee").

                                    RECITALS

                  A. The Company acquired substantially all of the assets, subject to substantially all of the liabilities of Florence Fearrington, Inc., the former employer of the Employee, pursuant to a certain Asset Acquisition Agreement dated November 14, 1996 among the Company, Florence Fearrington, Inc. and Employee (the "Asset Acquisition Agreement").

                  B. As part of the transaction referred to above (the "Asset Acquisition"), Employee agrees to and is entering into this Employment Agreement with the Company.

                  C. Capitalized terms used but not otherwise defined herein shall have the same meaning as set forth in the Asset Acquisition Agreement.

Accordingly, the parties agree as follows:

                  1.       Employment and Term.

                           1.1. Employment. Subject to the terms and conditions
of this Agreement, the Company hereby employs Employee during the term of employment set forth in Section 1.2. Employee shall be responsible for relationship management with Current Client Accounts and Extended Family Client Accounts (both as defined below) and shall have such powers and perform such additional duties as may be assigned or delegated to her from time to time by the executive officers of the Company consistent with such responsibilities. Employee hereby accepts such employment and agrees to perform all such services faithfully and diligently, and to discharge the responsibilities thereof to the best of her ability. Employee shall devote all of her business time and attention and energies to the duties of her employment; provided, however, that nothing contained in this Agreement shall prohibit Employee from (i) making passive investments or attending board meetings of other entities of which Employee is a director, provided such directorships were entered into prior to the date of this Agreement or were entered into with the written approval of the Company or (ii) managing assets of members of the immediate family of Employee or Employee's husband for no fee or other compensation, provided in either event, such activities do not impair Employee's ability to perform her duties hereunder.

                           1.2. Term. The term of employment of Employee under
this Agreement shall begin on the date of this Agreement and end on _____________, 1999, unless otherwise terminated in accordance with the provisions set forth in Section 5 below (the "Employment Period").

                           1.3. Key Man Insurance; Place of Employment. Employee
agrees to cooperate with the Company in applying for key man insurance with respect to Employee, if the Company in its sole discretion determines that such insurance is advisable. Except when engaged in travel on behalf of the Company, Employee's place of employment shall be within a twenty-five mile radius of New York, NY.

                  2. Salary. In consideration for the services to be rendered hereunder, and subject to the terms and conditions of this Agreement, the Company hereby agrees to pay Employee, in accordance with its normal practices, an annual base salary of $150,000 for each year terminating on the anniversary date hereof (the "Annual Base Salary").

                  3.       Incentive Compensation.

                           3.1. Incentive Compensation Definitions.

                           (a) "Annual Advisory Fee" shall mean, with respect to
each advisory client account, the annual advisory fee for such account (expressed as a percentage of assets under management in such account); provided, however, that Annual Advisory Fee shall mean with respect to each Current Client Account (as defined below) and Extended Family Client Account (as defined below), the annual advisory fee in effect as of the Incentive Compensation Calculation Date (as defined below);

                           (b) "Annualized Fee Revenues" shall mean the amount
equal to (i) the assets under management, valued as of the Incentive Compensation Calculation Date, of each Current Client Account and each Extended Family Client Account, multiplied by (ii) the Annual Advisory Fee applicable to each such account.

                           (c) "Current Client Account" shall mean each advisory
client account of the Seller (as defined in the Asset Acquisition Agreement) as of the Closing Date (as defined in the Asset Acquisition Agreement) that (i) on or before the 90th day after the Closing Date has affirmatively consented in writing to the assignment of its advisory contract(s) to the Company in connection with the Asset Acquisition and (ii) is an advisory client account of the Company as of the Incentive Compensation Calculation Date.

                           (d) "Extended Family Client Account" shall mean the
advisory client account of any (i) spouse, parent, child, cousin or sibling, by blood or marriage, of a client who maintains a Current Client Account, (ii) trust for the benefit of, or of which a trustee is, any person referred to in clause (i) or any client who maintains a Current Client Account, or the estate of any person referred to in clause (i) or the estate of any client who maintains a Current Client Account, (iii) IRA, foundation, limited liability company, corporation, partnership or other entity controlled by any client who maintains a Current Client Account or any person, trust or estate listed in clause (i) or (ii), or (iv) any advisory client account of the Company for which the decision to enter into an advisory agreement with the Company is made by Nelson Luria, Harvey Brecher, Peter Bienstock or Michael deHavenon that, in the case of clauses (i), (ii), (iii) and
(iv) becomes an advisory client account of the Company after the Closing Date and is an advisory client account of the Company as of the Incentive Compensation Calculation Date. As used in this definition of Extended Family Client Account, the term Current Client Account shall exclude clause (ii) of the definition thereof and "control" shall mean the ability to direct the management and affairs of an entity or the ownership of 50% or more of an entity's equity interests.

                           (e) "Incentive Compensation Calculation Date" shall
mean the earliest to occur of (i) the third anniversary of the Closing Date;
(ii) the last business day of the month preceding the date of termination of the Employee's employment pursuant to Section 5.1; (iii) the last business day of the month preceding the termination of the Employee's employment pursuant to
Section 5.2 if such employment is terminated by reason of the death of Employee;
(iv) the last business day of the 18th month after the Closing Date if the Employee's employment is terminated pursuant to Section 5.2 by reason of the Employee's permanent disability within the first 18 months after the Closing Date; (v) the last business day of the month preceding the date of termination of the Employee's employment pursuant to Section 5.2 if such employment is terminated by reason of the permanent disability of the Employee more than 18 months after the Closing Date; (vi) the last business day of the month preceding the date of termination of the Employee's employment pursuant to Section 5.3 without cause; and (vii) the last business day of the month preceding the date of termination of the Employee's employment pursuant to Section 5.3A.

                           (f) "Incentive Compensation Payment Date" shall mean
a date which is 60 days after the Incentive Compensation Calculation Date.

                           3.2. Incentive Compensation; Calculation. In
consideration of the Employee's execution, delivery and performance of this Agreement, on the Incentive Compensation Payment Date (a) if the Incentive Compensation Calculation Date occurs on a date referred to in clause (i), (iv)
(v), (vi) or (vii) of Section 3.1(e), the Company shall pay to the Employee an amount in cash equal to (i) the Annualized Fee Revenues multiplied by 2.75, less
(ii) the Asset Acquisition Consideration (as defined in the Asset Acquisition Agreement) valued as of the Measurement Date (as defined in the Asset Acquisition Agreement; such amount being hereinafter referred to as the "Full Term Incentive Compensation"); and (b) if the Incentive Compensation Calculation Date occurs on a date referred to in clause (ii) or (iii) of Section 3.1(e), the Company shall pay to the Employee or the Employee's estate, as applicable, an amount in cash equal to (i) the Full Term Incentive Compensation, multiplied by (ii) a fraction, the numerator of which is the number of days in the period commencing on the Closing Date and ending on the date of termination of the Employee's employment with the Company and the denominator of which is 1095.

                           3.3. Limitation on Incentive Compensation.

                           (a) There is no upward limitation on Incentive
Compensation.

                           (b) Notwithstanding any other section of this
Agreement, no Incentive Compensation shall be paid under this Section 3 in the event that the Annualized Fee Revenues as of the Incentive Compensation Calculation Date are not equal to 75% or more of the Annualized Revenues (as defined in the Asset Acquisition Agreement).

                  4.       Other Benefits.

                           4.1. Health Insurance and Other Benefits. During the
Employment Period, Employee shall be allowed to participate in any medical, dental and life insurance plans or policies and any pension and retirement plans and any disability plans that are available from time to time to other similarly situated employees of the Company. A description of the benefits currently available to similarly situated employees of the Company is set forth in the 1996 Benefits Portfolio of U.S. Trust Corporation, a New York corporation ("U.S. Trust"), the beneficial and record owner of all of the Company's Common Stock, which is incorporated herein by reference.

                           4.2. Incentive Compensation for New Business. The
Employee shall receive incentives for new business that is not either a Current Client Account or an Extended Family Client Account in accordance with the following schedule.

                           (a) For each new asset management account with assets
(after giving effect to the initial funding of such account) of between $250,000 and $2,000,000, an incentive equal to 25% of the first year's anticipated annualized revenue, payable on or before the first "New Business Incentive Payment Date" (as hereinafter defined) which occurs after the initial funding of such account;

                           (b) For each new asset management account with assets
(after giving effect to the initial funding of such account) of between $2,000,000 and $5,000,000, an incentive equal to 50% of the first year's anticipated annualized revenue, payable on or before the first New Business Incentive Payment Date which occurs after the initial funding of such account;

                           (c) For new asset management accounts with assets of
over $5,000,000, an incentive equal to 100% of the first year's revenue, payable 50% of anticipated annualized revenue on or before the first New Business Incentive Payment Date which occurs after the initial funding of the account and the balance of actual first year's revenue payable on or before the first New Business Incentive Payment Date which occurs after the first anniversary of the initial funding of the account, provided that the account remains open until the first anniversary of the opening of the account with assets greater than $5,000,000 on the first anniversary.

                           (d) For each addition to an account for which an
incentive payment has been made or is payable under Section 4.2(a), (b) or (c), the Employee shall receive an additional incentive payment equal to (i) for an addition made to an account described in Section 4.2(a), 25% of the anticipated annualized revenue attributable to such addition for the twelve months after such addition is made (the "Additional Payment Calculation Period"), payable on or before the first New Business Incentive Payment Date which occurs after the addition is made; (ii) for an addition made to an account described in Section 4.2(b), 50% of the anticipated annualized revenue attributable to such addition for the Additional Payment Calculation Period, payable on or before the first New Business Incentive Payment Date which occurs after the addition is made; and
(iii) for an addition made to an account described in Section 4.2(c), 100% of the revenue attributable to such addition for the Additional Payment Calculation Period, payable 50% of the anticipated annualized revenue attributable to such addition on or before the first New Business Incentive Payment Date which occurs after such addition is made, and the balance of the actual revenue attributable to such addition for the Additional Payment Calculation Period payable on or before the first New Business Incentive Payment Date which occurs after the first anniversary of such addition, provided that the account remains open throughout the Additional Payment Calculation Period with assets greater than $5,000,000 at the end of the Additional Payment Calculation Period. Notwithstanding anything contained in this Section 4.2 to the contrary, the Company shall not be obligated to make any incentive payment of less than twenty-five ($25) dollars.

                           (e) In the event the Employee receives an incentive
payment under Section 4.2(a), (b) or (c) with respect to a new asset management account which subsequently is closed within the first twelve months after it was opened, then, upon notice thereof by the Company to the Employee, the Company may charge against future incentive payments otherwise payable under this
Section 4 the full amount of the incentive payment previously paid to the Employee with respect to such closed account.

                           (f) The Employee will receive an incentive for all
other new business she brings in, in accordance with the Company's annual sales incentive plan.

                           (g) Except as set forth above, all payments will be
made in accordance with the Company's normal practices and document requirements.

                  For purposes of this Section 4.2: (i) new asset management accounts initially funded within 60 days of one another with the same person or persons either directing the decision to open such accounts or having a beneficial interest in such accounts shall be considered a single new asset management account with total assets at inception equal to the sum of the total assets at inception of all such accounts, (ii) anticipated annualized revenue shall equal the product of (A) assets under management for each new asset management account and (B) the annual advisory fee for such account (expressed as a percentage of assets under management in such account) at inception, or, in the case of additions under Section 4.2(d), at the date of the applicable addition, and (iii) "New Business Incentive Payment Date" shall mean a date which is 45 days after the three month period ended March 31, June 30, September 30 and December 31, as the case may be, in which the initial funding of an account (in the case of payments under Sections 4.2(a) and (b) and the first payment under Section 4.2(c)), the addition to an account (in the case of
Section 4.2(d)) and the first anniversary of the initial funding or addition to an account (in the case of the second payment under Section 4.2(c) or the payment under Section 4.2(d)(iii)), as applicable, occurs; provided, however, if the initial funding of an account, the addition to an account, the first anniversary of the funding of an account or the addition to an account, as applicable, occurs within the last five days of a three month period ended March 31, June 30, September 30 or December 31, as the case may be, then the New Business Incentive Payment Date shall be deferred until 45 days after the end of the next three month period. Employee shall promptly notify the Comptroller's Office of the Company upon becoming aware of the opening of any new asset management account with respect to which clause (i) of this Section 4.2 is applicable.

                           4.3. Reasonable Business Expenses. During the
Employment Period, Employee shall be reimbursed for ordinary and reasonable business and entertainment expenses in connection with the performance of her duties hereunder; provided, that Employee shall be required to present receipts in accordance with the Company's Travel and Entertainment policy as in force from time to time in order to obtain reimbursement for such expense.

                           4.4. Vacation. Employee shall be entitled to annual
vacation (without deduction of salary or other compensation) in accordance with the Company's vacation policy for executives similarly situated in effect from time to time, but in no event less than four (4) weeks, such vacation to be taken at such time or times during such year as may reasonably be mutually agreed upon between the Employee and the Company.

                           4.5. Payments to Representatives. In the event of
Employee's death or other inability to receive payments under this Agreement, payments shall be made to Employee's estate, heirs or other representative as may be legally appropriate.

                           4.6. Changes To Fees. The Employee shall be consulted
before the fees of any Current Client are changed during the term of this Agreement. The Employee's approval shall not be necessary prior to the Company's making any such change; provided, however, that no change to the fees of any Current Client shall be made without the consent of Employee unless (i) the client has initiated the discussions with respect to changes in the fees to be charged to it and (ii) the Company believes, in good faith, that without such change in the fees the Current Client would withdraw all or substantially all of its assets under management by the Company.

                  5.       Termination of Employment.

                           5.1. Termination with Cause. This employment contract
may be terminated at any time by the Company with cause, by written notice to the Employee specifying in reasonable detail the reasons therefor. The term "cause" shall include any of the following events:

                           (a) misappropriation by Employee of funds or property
of the Company or any affiliate of the Company; intentional dishonesty; disloyalty; intentional material breach of any provision of Section 6 or Section 7; any attempt by Employee to secure any personal profit related to the business of the Company or any affiliate of the Company and not fairly disclosed to and approved in writing by the Board of Directors of the Company ("Board of Directors"); Employee's actions bringing public discredit on the Company; or a felony conviction or plea of nolo contendere of Employee or conviction or plea of nolo contendere of an offense involving moral turpitude. Termination for any of the reasons listed above shall not be subject to any cure provisions, and

                           (b) Employee's extended absence from duty (other than
on account of illness, medical condition, or permitted vacation); refusal to carry out any direction of the Company's officers with respect to the duties to be performed by Employee hereunder, provided that such direction is consistent with the description of the Employee's duties set forth in Section 1.1 hereof; or any unintentional material breach by Employee of any of her duties or obligations under any section of this Agreement other than Section 6 or Section 7 which material breach is not specified in Section 5.1(a); provided, however that for the first instance of any act contained in this Section 5.1(b), Employee shall be given written notice by the Company and a 15 day period to cure, and if Employee cures the action to the reasonable satisfaction of the Company within such time period, the action contained in the notice shall not constitute "cause" hereunder. Notwithstanding the foregoing, nothing contained herein shall require the Company to give more than one notice and opportunity to cure under this Section 5.1(b).

                           5.2. Death or Permanent Disability of Employee.
Employee's employment hereunder shall terminate upon her death. In addition, the Company shall have the right to terminate Employee's employment hereunder upon 15 days' written notice if and when Employee becomes permanently disabled within the meaning of any permanent disability insurance policy which may be maintained by the Company for the benefit of Employee and under which the Employee is entitled to benefits.

                           5.3. Termination Without Cause Or Voluntary
Resignation. The Company, by written notice to Employee, at any time after authorization by an executive officer of the Company, shall also have the right to terminate Employee's employment without cause for any reason, subject to
Section 5.7 hereof. The Company agrees that the Employee has the right to resign voluntarily at any time and that such resignation shall not constitute a breach of this Agreement.

                           5.3A. Termination for Good Reason. The Employee may
terminate her employment for "good reason" under this Agreement and such termination shall not constitute a breach of this Agreement provided that (i) the Employee has given the Company thirty (30) days' prior written notice of termination, stating the action or actions constituting "good reason", and (ii) the Company has not remedied all such actions within such thirty (30) day period. For purposes of this Agreement "good reason" shall mean (i) a breach by the Company of the last sentence of Section 1.3, Section 3 or Section 4.6 of this Agreement or (ii) the assignment or delegation to Employee of duties which are inconsistent with the responsibilities and duties of the Employee described in Section 1.1 of this Agreement or (iii) the elimination of any of Employee's duties or responsibilities, without her consent, which materially impair her ability to maintain the relationship between the Company and any Current Client Account or Extended Family Client Account.

                           5.4. Compensation Upon Termination for Cause. In the
event of termination of Employee's employment for cause as described in Section 5.1, the Company shall pay the Employee (i) within 15 days after such termination, the unpaid salary and vacation earned by her before the date of termination as provided for in this Agreement, computed pro rata up to and including such date of termination; (ii) within 60 days after such termination, amounts payable pursuant to Section 4.2; and (iii) 25% of the Employee's portion of the Incentive Compensation calculated and paid in accordance with Section 3 above, in lieu of any and all other compensation, benefits and claims of any kind, excepting only such additional amounts as may be provided for under the express terms of any applicable benefit plans or as may be required by law to be paid.

                           5.5. Compensation Upon Death or Disability. In the
event of termination of Employee's employment pursuant to Section 5.2, Employee's salary set forth in Section 2 above shall cease as of the date of termination, but the Company shall pay to Employee or Employee's estate, as applicable (i) any Incentive Compensation calculated and paid in accordance with
Section 3 above, (ii) within 15 days after such death or disability, salary and vacation earned by Employee up to and including the date of termination; (iii) within 60 days of such death or disability, amounts payable under Section 4.2 and (iv) within 60 days of such death or disability, such additional amounts as may be provided for under the express terms of any applicable benefit plans or as may be required by law to be paid, such payments to be in lieu of any and all compensation benefits and claims of any kind, excepting only such additional amounts as may be provided for under any applicable benefit plans or may be required by law to be paid.

                           5.6. Compensation Upon Voluntary Resignation. In the
event Employee voluntarily resigns from employment with the Company, the Company shall pay to Employee, (i) within 15 days of such resignation, all unpaid salary and vacation earned by Employee up to and including the date of resignation,
(ii) within 60 days of such resignation, amounts payable under Section 4.2 and
(iii) within 60 days of such resignation, such additional amounts as may be provided for under the express terms of any applicable benefit plans or as may be required by law to be paid, such payments to be in lieu of any and all compensation benefits and claims of any kind, excepting only such additional amounts as may be provided for under any applicable benefit plans or may be required by law to be paid. Notwithstanding any other section of this Agreement, in the event of voluntary resignation, the Employee shall forfeit all the Incentive Compensation under Section 3 hereof. The amounts set forth above shall be in lieu of any and all other compensation, benefits and claims of any kind, excepting only such additional amounts as may be provided for under any applicable benefit plans or as may be required by law to be paid.

                           5.7. Compensation for Termination without Cause. In
the event that Employee's employment with the Company is terminated by the Company without cause (as set forth in Section 5.3) or by the Employee for good reason (as defined in Section 5.3A, the Company shall pay to Employee (i) within 15 days of such termination, all unpaid salary and vacation earned by her up to and including the date of termination; (ii) the Incentive Compensation calculated and paid in accordance with Section 3 above; (iii) within 60 days of such termination, amounts payable under Section 4.2; and (iv) within 60 days of such termination, such additional amounts as may be provided for under the express terms of any applicable benefit plans. Such payments shall be in lieu of any and all compensation, benefits and claims of any kind, excepting only such additional amounts as may be required by law to be paid. Notwithstanding any other provision of this Section 5.7, the termination of the Employee within six months after a change in control (as defined in the 1993 Company Benefits Portfolio) of the Company shall be deemed termination without cause and the Employee shall be entitled to the payments described in this Section 5.7 in the event of termination following such a change in control.

                  6. Confidential Information. During the term of employment under this Agreement, Employee will have access to and become acquainted with confidential proprietary information of the Company, including without limitation, client or supplier identities and relationships, compilations of information, records, and specifications owned by the Company (collectively, "Confidential Information"). Employee shall not disclose any of the Company's Confidential Information (including without limitation any client lists or other confidential information relating to the Company's business), directly or indirectly, or use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of her employment by the Company. All files, records, documents, drawings, specifications, equipment and similar items relating to the business of the Company, whether prepared by Employee or otherwise coming into her possession, shall remain the exclusive property of the Company, and if removed from the premises of the Company shall be immediately returned to the Company upon any termination of her employment. In this Section 6, the term (a) "the Company" shall include any firm or corporation directly or indirectly controlling or controlled by the Company or under common control with the Company; and (b) "Confidential Information" shall not include information which (i) is already in Employee's possession other than through her employment with the Company; (ii) becomes or has been generally available to the public other than as a result of Employee's disclosure; (iii) was available to Employee on a non-confidential basis prior to its disclosure by the Company; or (iv) is independently developed or becomes available to Employee on a non-confidential basis from a source other than the Company. Notwithstanding anything contained in this Section 6 to the contrary, Employee may disclose Confidential Information to her current spouse or employees of Florence Fearrington, Inc. as of the Closing Date who did not become employees of the Company if such spouse or employees, as the case may be, have agreed in writing to be bound by the provisions of this Section 6 and such disclosure is for the sole purpose of assisting Employee in performing her duties hereunder.

                  7.       Agreement Not to Solicit or Compete.

                           7.1. Nonsolicitation and Noncompetition. Employee
will not, individually or through an agent, for herself or on behalf of another, as an employee, director, owner, partner, sole proprietor, consultant, agent, representative, shareholder, or in any other manner or capacity whatsoever, either during the Employment Period or at any time during the two-year period immediately thereafter, (a) solicit or induce any clients of the Company with whom she has dealt during her term of employment hereunder, to terminate or reduce their respective relationships with the Company, (b) accept any business from any clients of the Company with whom she has dealt during her term of employment hereunder, or enter into a business relationship with any such clients, if any, unless (i) Employee continues to be employed by the Company during such two-year period; and (ii) all compensation from such clients during such two-year period shall accrue to the Company in accordance with the Company's Business Ethics Policy; or (c) solicit or induce any person then employed by the Company with whom she has dealt during her term of employment hereunder to terminate such employment. Any written notice or oral presentation made jointly by the Company and Employee during such two-year period shall not be deemed to violate any provision of this Section 7.1. In this Section 7.1 the term "the Company" shall include any firm or corporation directly or indirectly controlling or controlled by the Company or under common control with the Company.

                           7.2. Exception to Nonsolicitation and Noncompetition.
The restrictions set forth in Section 7.1 shall not apply (a) if Employee's employment hereunder is terminated by the Company without cause (as described in Section 5.3) or by the Employee for good reason (as defined in Section 5.3A), either during the term of this Agreement or after the expiration hereof; (b) if the Company breaches any of its obligations under Sections 3 or 4; (c) if Employee's employment is terminated under Section 5.2 due to a disability and Employee petitions the Company for reinstatement upon the same terms and conditions as her earlier employment (which petition is accompanied by a doctor's letter stating that Employee is no longer permanently disabled within the meaning of any permanent disability insurance policy maintained by the Company for the benefit of Employee and under which Employee is entitled to benefits, delivered within three months of Employee becoming so permanently disabled) and is refused such reinstatement by the Company; or (d) to the ownership of a less than 5% interest in any corporation or partnership whose securities are publicly traded.

                           7.3. Severability. In the event that any of the
subsections of this Section 7 shall be deemed by any court of competent jurisdiction to be in violation of applicable law for any reason whatsoever, then any such subsection or subsections shall not be deemed to be void, but shall be deemed to be automatically amended so as to comply with applicable law. In the event that any of the subsections of this Section 7 shall be deemed by any court of competent jurisdiction to be wholly or partially invalid, such determination shall not affect the binding effect of the other subsections of this Section 7 or of any of the other provisions of this Agreement.

                           7.4. Injunctive Relief. Employee acknowledges that
the damage to the Company resulting from a breach of the obligations of trust and confidence set forth in Sections 6 and 7 hereof may cause irreparable injury to the Company, and Employee hereby agrees and consents to the entry of an injunction by any court of competent jurisdiction, enjoining her from violating any term or terms of this Agreement, and such injunctive relief may be granted without the necessity of proving actual damages. Such injunctive relief, however, shall be in addition to any other remedies provided by law, in equity or otherwise, to the Company.

                  8. Entire Agreement. This Agreement, and the employee benefit plans referred to herein, contain the entire understanding of the Company and Employee with respect to Employee's employment with the Company and her compensation therefor. Specifically, Employee acknowledges that no commitment has been made by the Company to her with respect to any employment beyond the term of this Agreement (whether ending by lapse of time or earlier termination pursuant to its terms) or with respect to any benefits not expressly set forth in this Agreement or incorporated herein by reference.

                  9. Notices. All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person (in the Company's case, to its respective

Secretary) or upon receipt after deposit thereof in the U.S. mails, postage prepaid, addressed to Employee or the Company as follows, or to such other address as the party to be notified may specify by notice to the other party in the manner provided in this Section :

If to Employee:                     Florence Fearrington
                                    150 East 69th Street
                                    New York, NY 10021

With a copy to:                     Richards & O'Neil, LLP
                                    885 Third Avenue
                                    New York, NY 10022-4873
                                    Attn:  Floyd I. Wittlin, Esq.

If to the Company:                  United States Trust Company of New York
                                    114 West 47th Street
                                    New York, N.Y. 10036-1532
                                    Attn:  Maureen Scannell Bateman

                  10. Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned by one party without the consent of the other, except that (i) this Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company, whether by merger, consolidation, sale of assets or otherwise, and reference herein to the Company shall be deemed to include any such successor or successors, and (ii) this Agreement is freely assignable by the Company to any corporation or entity controlling, controlled by, or under common control with, the Company.

                  11. Indemnification and Directors and Officers Liability Insurance. The Company shall indemnify Employee and advance expenses with respect to any indemnifiable matter to Employee to the fullest extent permitted by applicable law. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company, Employee shall be covered by such policy or policies in accordance with their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or fiduciary under any such policy or policies.

                  12. Amendment; Waiver. This Agreement may be amended and any right or claim hereunder waived, only by a written instrument signed by Employee and the Company. Nothing in this Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement. No amendment or waiver of this Agreement requires the consent of any individual, partnership, corporation or other entity not a party to this Agreement.

                  13. Construction. This Agreement shall be construed under and governed by the laws of the State of New York. The section headings are for convenience only and shall not be considered a part of the terms and provisions of this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                          UNITED STATES TRUST COMPANY
                                          OF NEW YORK



                                          By:_________________________
                                             Title:



                                          ____________________________
                                          Florence Fearrington

                                  EXHIBIT 7.11

                         FORM OF CLIENT CONSENT LETTER

                                                             November   , 1996



[Name and Address of Client]

Dear [Name of Client Contact]:

        I called this morning to tell you of my plans for Florence Fearrington, Inc. and as I promised I am following up with details.

        First, you and each of our other clients have sustained us for many years and Jim and I feel a deep responsibility to you. We have talked at length about the problem which will arise if either of us "turns up his toes". In order to assure that our firm, Florence Fearrington, Inc., will be able to continue to meet your investment management needs, we have undertaken a deliberate and thorough search for an established partner whose investment policies, practice and management style and commitment to client service are consistent with ours. We believe it would be irresponsible on our part not to provide an arrangement in which our clients can have a high degree of confidence that their interests will continue to be well served.

        We have found such a partner, the United States Trust Company of New York. This month I signed an agreement by which I and our key employees will be joining forces with U.S. Trust.

        There is no reason to expect disruption. The Florence Fearrington, Inc. practice will continue as it has, but under a new roof. In this new arrangement I will continue to be the principal contact person on your investment account
(a), and its portfolio manager. I will have access to the same research sources and advisors I have relied upon in the past augmented by U.S. Trust's greater range of resources. I expect no change in investment policy, since the principles Florence Fearrington, Inc. has followed are compatible with those of U.S. Trust.

        While effective investment management is, of course, the primary consideration, clients will also see other benefits from this combination. Transaction commissions should be lower, because of U.S. Trust's much larger trading volume, and we will have access to greater research resources.(b) In addition, U.S. Trust provides free custody to investment clients.(c)

        The combination with U.S. Trust will not result in any reduction in my commitment to our clients. On the contrary, I have entered into an employment contract with U.S. Trust which provides that I will continue to have principal responsibility for the management of your account. My commitment to the firm's clients is underscored by a provision in my employment agreement which makes a major portion of my compensation dependent upon the continuation of current account relationships.

        Established in 1853, U.S. Trust is the oldest trust and asset management company in the country. It was founded to serve the investment and financial needs of affluent individuals and families, as well as charitable, educational and other institutions. This continues to be U.S. Trust's primary focus. As a result, U.S. Trust is well into its second century of providing highly sophisticated, specifically tailored private banking, trust, estate, tax and other financial planning services to its clients (d). It offers investment expertise in a number of professionally managed investment disciplines. We believe their well known fine capabilities in fixed income management might be of particular value to you as a complement to the equity services we currently provide (e).

        U.S. Trust is distinguished not only by its longevity, but also by the fact that it has long focused upon investment management, and is not engaged in the myriad of other activities common to commercial banks. Indeed, its commercial banking activities are largely limited to serving the needs of its investment clients. It manages discretionary assets of $38 billion, of which 80% is for individuals and 20% for institutions, a breakdown similar to our own business.

        As is always the case in a regulated industry, there is paperwork to be done. Under prevailing regulations, the transaction with the United States Trust Company of New York will be deemed an assignment of your investment advisory agreement to United States Trust Company of New York. Your investment advisory agreement with us provides that such an assignment may only be accomplished if you give your written consent. Accordingly, we request that you indicate your consent to this assignment (f) by countersigning the enclosed copy of this letter and returning it to us.

        I should note also that your acceptance of our new affiliation requires no long term commitment on your part.

If you lose confidence in us or otherwise become dissatisfied with our performance you can fire us on the spot by sending us written notice, which has always been the case.

        We are enthusiastic about our new relationship with U.S. Trust. By affiliating with U.S. Trust, we believe that we have found a partner who provides leadership and continuity that will extend our relationship with you far beyond what it could be if we were to remain just the way we are. We look forward to receiving your consent and moving ahead.

                                                        Sincerely,




Consent is given for the following account(s):

--------------------------------------

--------------------------------------

--------------------------------------
Signature

--------------------------------------
Date

In attempting to be sensitive to each client's situation variations in the letter will be used. I have tried to anticipate most variances and cover each in the notes below which refer to the text:

Notes:

(a)     accounts(s) or the Foundation's investment account, etc.

(b) For several clients the broker is rather a family retainer. In those cases more favorable commissions will not be stated in the letter. The sentence will be shortened to ..."Because of U.S. Trust's size, we will have access to its research resources."

(c) Free custody will not be stated in the letter where the current bank custodian is also a trustee or where there is a strong bank relationship. In addition, three clients' portfolios (four accounts) are at Chase in custody and because of the relationship between U.S. Trust and Chase, after the transaction these clients will get their custody for free. The last sentence for these clients will end..."investment clients, thus as you are using their custody service your total expenses will be reduced".

(d) Will be omitted where client has a battery of financial experts (who may be threatened) on board or will be tailored to the situation e.g. non-individual client.

(e)     Sentence to be used where appropriate.

(f) Where the contract does not state a 1% fee (five accounts) or the client is paying 1-1/2% fee (three accounts) which is not covered in the contract, the following will be added here "...and your confirmation that your
annual investment management fee is and will continue to be     %."

                                  EXHIBIT 7.19

                    LETTER AGREEMENT OF FEARRINGTON'S SPOUSE

                     UNITED STATES TRUST COMPANY OF NEW YORK
                              114 West 47th Street
                          New York, New York 10036-1532





                                                              November 14, 1996



Mr. James Needham
150 East 69th Street
New York, New York  10021


Dear Jim:

                  Reference is hereby made to the Asset Acquisition Agreement of even date among the United States Trust Company of New York (the "Company"), Florence Fearrington, Inc. and Florence Fearrington (the "Asset Acquisition Agreement") and the Employment Agreement annexed as Exhibit 7.8 thereto between the Company and Florence Fearrington (the "Employment Agreement"). Capitalized terms used but not defined herein shall have the same meanings as set forth in the Employment Agreement.

                  Under Section 6 of the Employment Agreement, Florence will be permitted to disclose Confidential Information to you (as her spouse) if you agree in writing to be bound by the confidentiality provisions of Section 6 and such disclosure is for the sole purpose of assisting Florence in performing her duties under the Employment Agreement. The Company's agreement to permit Florence to disclose Confidential Information to you also is conditioned upon your agreement to be bound, to the same extent as Florence, by the non-competition and non-solicitation provisions contained in Section 7 of the Employment Agreement (other than Sections 7.1(a) and 7.1(b) and the non-competition provisions set forth in Sections 9.1 and 9.2 of the Asset Acquisition Agreement.

                  By signing this letter, you agree to be bound by, and subject to (i) Section 6 of the Employment Agreement (Confidential Information); (ii)
Section 7 of the Employment Agreement (Agreement Not to Solicit or Compete), other than Sections 7.1(a) and (b); (iii) Section 9.1 of the Asset Acquisition Agreement (Preservation of Goodwill); and (iv) Section 9.2 of the Asset Acquisition Agreement (Use of Name), as if you were entering into the Employment Agreement and Asset Acquisition Agreement as "Employee" and "Fearrington", respectively. In addition to the foregoing, for so long as Florence is bound by
Section 7 of the Employment Agreement, you will not, individually or through an agent, for yourself or

Mr. James Needham
November 14, 1996
Page 2


on behalf of another, as an employee, director, owner, partner, sole proprietor, consultant, agent, representative, shareholder, or in any other manner or capacity whatsoever, (a) solicit or induce any Current Client Account or Extended Family Account to terminate or reduce their respective relationships with the Company or (b) perform any investment advisory or investment management services for any Current Client Account or Extended Family Client Account. Nothing contained herein shall cause you to be considered an employee of the Company or any entity controlling or controlled by the Company or under common control with the Company.

                  If the foregoing correctly sets forth our understanding, please so indicate by signing the enclosed duplicate copy of this letter on the appropriate line below whereupon this letter agreement will become a binding agreement between us.

                                        UNITED STATES TRUST COMPANY
                                        OF NEW YORK



                                        By:________________________________
                                           Title:

AGREED:



________________________________
James Needham

                                  EXHIBIT 8.4

                    AGREEMENT TO DELIVER AND REGISTER SHARES

                    AGREEMENT TO DELIVER AND REGISTER SHARES

                  This AGREEMENT TO DELIVER AND REGISTER SHARES (the "Agreement") is made and entered into as of November 14, 1996, by and among U.S. Trust Corporation, a New York corporation ("U.S. Trust"), Florence Fearrington, Inc., a New York corporation (the "Seller"), and Florence Fearrington ("Fearrington"), being the only shareholder of the Seller.

                              W I T N E S S E T H :

                  WHEREAS, pursuant to the Asset Acquisition Agreement dated as of even date among United States Trust Company of New York, a banking institution possessing banking and trust powers chartered under the laws of New York (the "Buyer"), the Seller and Fearrington (the "Asset Acquisition Agreement"), the Buyer will deliver shares of U.S. Trust Common Stock (the "USTC Shares") to the Seller (or to Fearrington, if the Seller so designates) and the Escrow Agent (as defined in the Asset Acquisition Agreement);

                  WHEREAS, all of the issued and outstanding shares of the Buyer's capital stock are currently held beneficially and of record by U.S. Trust; and

                  WHEREAS, the parties to the Asset Acquisition Agreement desire that U.S. Trust register the USTC Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the Seller and Fearrington have entered into the Asset Acquisition Agreement on such basis.

                  NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties agree as follows:

                  1. Defined Terms. All capitalized terms used but not defined herein shall have the same meanings as set forth in the Asset Acquisition Agreement.

                  2. Delivery of the USTC Shares. On or before the Closing Date, U.S. Trust shall deliver to the Buyer certificates representing that number of USTC Shares calculated in accordance with Sections 1.4(a) and (b) of the Asset Acquisition Agreement so as to enable the Buyer to deliver such USTC Shares to the Seller (or to Fearrington, if the Seller so designates) and, if required, the Escrow Agent pursuant to the Asset Acquisition Agreement.

                  3. Representation and Warranties of U.S. Trust. U.S. Trust hereby represents and warrants to the Seller and Fearrington as follows:

                           (a) Authorization. U.S. Trust has, and at the Closing
will have, full legal right and power to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by U.S. Trust's Board of Directors and no other corporate proceedings on the part of U.S. Trust are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by U.S. Trust and constitutes a valid, legal and binding agreement of U.S. Trust, enforceable against it in accordance with its terms except that the enforceability of such agreement is subject to bankruptcy, insolvency, reorganization, and similar laws of general applicability relating to or affecting creditors' rights.

                           (b) USTC Shares. The USTC Shares to be delivered by
U.S. Trust to the Buyer hereunder and by the Buyer to the Seller (or to Fearrington, if the Seller so designates) and, if required, the Escrow Agent pursuant to the Asset Acquisition Agreement will be duly authorized, validly issued, fully paid and non-assessable and at the time of issuance, free and clear of all liens, claims, encumbrances, security interests and rights of redemption and preemptive rights. The certificates representing such shares will be in due and proper form.

                  4.       Registration of the USTC Shares.

                           (a) Subject in all respects to subsection (b) below,
Seller and Fearrington hereby acknowledge and agree that: (i) the USTC Shares (if ever issued) will not have been registered for sale by U.S. Trust to Seller or Fearrington, as the case may be, under the Securities Act in reliance on the exemption contained in Section 4(2) of the Securities Act; and (ii) such shares may not be transferred or sold by the Seller or Fearrington unless registered under the Securities Act (as contemplated by subsection (b) below) or transferred or sold pursuant to an applicable exemption from registration under the Securities Act.

                           (b) As soon as practicable after the Closing Date but
in any event within fifteen (15) days thereafter, U.S. Trust shall prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 pursuant to Rule 145 (or similar rule that may be adopted by the SEC) under the Securities Act (the "Registration Statement"), to permit the offer and sale of the USTC Shares (which term, for the purposes of this section, shall include any securities into which or for which the USTC Shares subsequently may be converted or exchanged) by the Seller or Fearrington from time to time hereof through the facilities of the NMS at market prices current at the time of sale or in other transactions at negotiated prices. U.S. Trust represents that as of the date hereof and the

Closing Date, it meets the conditions set forth in Item I.A. of the General Instructions to Form S-3 that are required to be met to use such Form in connection with the filing of the Registration Statement as contemplated hereunder. U.S. Trust shall use its best efforts to cause such Registration Statement to become effective as promptly as possible and to remain continuously effective as provided herein. U.S. Trust shall promptly prepare and file with the SEC such amendments and supplements to the Registration Statement and the related Prospectus (the "Prospectus") as may be necessary to permit the sale thereunder of the USTC Shares in the manner contemplated above until the first to occur of: (i) the earliest date on which all of such shares shall have been sold or may be sold without regard to volume limitations under the provisions of Rule 144 under the Securities Act or any successor or similar rule hereafter adopted; and (ii) the sixth anniversary of the Closing Date, provided, however, that if at any time prior to the sixth anniversary of the Closing Date, Rule 144 or any successor or similar rule hereafter adopted shall cease to be available without regard to volume limitations for sales of the USTC Shares by Fearrington other than by reason of her actions, the obligations of U.S. Trust to register such shares as provided herein shall be reinstated and shall continue until the first to occur thereafter of (i) and (ii) above. U.S. Trust shall furnish to Fearrington such number of copies of the Prospectus, as amended from time to time, and supplements thereto as Fearrington may reasonably request, but in no event fewer than the number of copies as may be required to comply with the provisions of the Securities Act applicable to the disposition of the USTC Shares. U.S. Trust shall use its best efforts, to the extent required by the securities or blue sky laws of the States of New York, to notify the appropriate authority in such state, pay any requisite fees and do any and all other acts and things which may be reasonably necessary or advisable to enable Fearrington to consummate the disposition of the USTC Shares owned by Fearrington; provided, however, that this obligation shall cease at the time that U.S. Trust's obligation under this Section 4(b) with respect to the Securities Act shall terminate. U.S. Trust shall cause the USTC Shares to be listed on such securities exchange or quoted on such automated quotation system on which U.S. Trust's common shares are then listed or quoted. U.S. Trust shall immediately notify Fearrington of any stop order or similar proceeding pertaining to the Registration Statement initiated by state or federal regulatory bodies, and use its best efforts to take all necessary steps to remove such stop order or similar proceeding.

                           (c) All expenses incident to the obligations of U.S.
Trust under subparagraph (b) of this Section 4 (including, without limitation, all expenses in connection with the preparation and filing of any Registration Statement under subparagraph (b) of this Section 4, any expenses under blue sky laws in connection with an offering under such Registration Statement, any filing fee of the National Association of Securities Dealers, Inc. relating to such offering, printing or document reproduction expenses, messenger and delivery expenses and fees and expenses of its counsel and accountants) shall be borne by U.S. Trust and all other expenses incident to the disposition by Fearrington of the USTC Shares held by her (including, without limitation, fees and expenses of her counsel and all brokerage and similar fees) shall be borne by Fearrington.

                           (d) Fearrington shall: (i) furnish to U.S. Trust such
information as U.S. Trust may from time to time reasonably request in connection with the Registration Statement and Prospectus and any amendment or supplement thereto; (ii) from and after the Closing Date and for so long as the Registration Statement remains effective, promptly after the sale or any other disposition by her of USTC Shares, give U.S. Trust written notification of same;
(iii) promptly notify U.S. Trust of any event which comes to her attention which would necessitate an amendment or supplement to the Registration Statement or Prospectus; and (iv) suspend sales of USTC Shares under the Registration Statement promptly upon receipt of notice from U.S. Trust that such sales may not be made until the Registration Statement and Prospectus are amended or supplemented as necessary.

                           (e) U.S. Trust covenants that none of the information
supplied by U.S. Trust for inclusion or incorporation by reference in the Registration Statement at the time the Registration Statement is filed with the SEC and the time such document becomes effective under the Securities Act, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

                           (f) During the period for which U.S. Trust is
required to file and keep effective a Registration Statement pursuant to subparagraph (b) of this Section 4, U.S. Trust shall:

                                    (i) supplement or make amendments to the
Registration Statement if required by the rules, regulations or instructions applicable to Form S-3 or by the rules and regulations under the Securities Act and file all reports required to be filed by it under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder; and

                                    (ii) notify Fearrington during the period
such Registration Statement is required to remain effective of the occurrence of any event as a result of which the Registration Statement or the Prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. U.S. Trust agrees to take all necessary steps as soon as practicable after the occurrence of such event and delivery of such notice to amend or supplement the Registration Statement or Prospectus and to take such other actions as may be necessary or appropriate so that the Registration Statement and Prospectus shall not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                           (g) All of the obligations and covenants under this
Section 4 shall survive the Closing.

                           (h) The parties respective indemnification
obligations with respect to the registration of the USTC Shares are as follows:

                                    (i) U.S. Trust shall indemnify and hold
harmless Fearrington against all losses, claims, damages or liabilities including, without limitation, legal fees and expenses incurred by Fearrington arising from the failure of U.S. Trust to perform its obligations under this
Section 4 on a timely basis. In connection with any registration of securities pursuant to this Agreement, to the extent permitted by law, U.S. Trust shall indemnify Fearrington against all losses, claims, damages or liabilities, joint or several, to which Fearrington may become subject under the Securities Act insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and U.S. Trust shall reimburse Fearrington for any legal or other expenses in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that U.S. Trust shall not be required to indemnify and hold harmless or reimburse Fearrington to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in any document made in reliance upon and in conformity with written information furnished to U.S. Trust by or on behalf of Fearrington with respect to the USTC Shares for use in the preparation of such documents.

                                    (ii) Fearrington shall indemnify and hold
harmless U.S. Trust, each of its directors and officers, and each person, if any, who controls U.S. Trust within the meaning of the Securities Act, against all losses, claims, damages or liabilities to which U.S. Trust or any such director or officer or controlling person may become subject, under the Securities Act insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to U.S. Trust by or on behalf of Fearrington with respect to Fearrington's USTC Shares, for use in preparation thereof, and Fearrington shall reimburse U.S. Trust for any legal or other expenses reasonably incurred by U.S. Trust or any such director or officer or controlling person in any such loss, claim, damage, liability or action.

                  5.       Form of Agreement.

                           (a) Headings. The subject headings of the sections of
this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

                           (b) Entire Agreement; Modification; Waiver. This
Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties to be bound hereby. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No delay or failure of any party to exercise any of its, his or her rights hereunder shall be construed as a waiver of such right. No waiver shall be binding unless made expressly and executed in writing by the party making the waiver.

                           (c) Counterparts. This Agreement may be executed in
one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  6.       Parties.

                           (a) Parties in Interest. Nothing in this Agreement,
whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective heirs, personal representatives, successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

                           (b) Assignment. This Agreement shall be binding on
and shall inure to the benefit of the parties to it and their respective heirs, legal representatives, successors, and permitted assigns.

                  7. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom such notice, request, demand or other communication is to be given, or on the date of receipt if mailed to the party to whom such communication is to be given, by first class mail registered or certified, postage prepaid, and properly addressed as follows:

                  To the Seller and Fearrington as follows:

                           Ms. Florence Fearrington
                           150 East 69th Street
                           New York, NY 10021

                  With a copy to:

                           Floyd I. Wittlin, Esq.
                           Richards & O'Neil, LLP
                           885 Third Avenue
                           New York, NY 10022

                  To U.S. Trust at:

                           U.S. Trust Corporation
                           114 West 47th Street
                           New York, NY 10036-1532
                           Attn:  Maureen Scannell Bateman
                                  Managing Director and General Counsel

Any party may change its address for purposes of this section by giving the other party written notice of the new address in the manner set forth above.

                  8. Governing Law; Venue. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of New York, excepting its choice of law provisions. Any litigation arising out of or relating to this Agreement shall be conducted solely and exclusively in any federal or state court located in the City of New York having jurisdiction over the subject matter hereof, and to the extent permitted by law all parties hereto consent to such jurisdiction and venue.


                  IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the day and year first above written.

                                     U.S. TRUST CORPORATION


                                     By:_______________________________
                                        Its:___________________________

                                     FLORENCE FEARRINGTON, INC.


                                     By:_______________________________
                                        Its:___________________________



                                     __________________________________
                                     Florence Fearrington

                                  EXHIBIT 8.7

                          OPINION OF MANAGING DIRECTOR
                          AND GENERAL COUNSEL OF BUYER

             (Letterhead of United States Trust Company of New York)


                                                      _______ , 1996


Florence Fearrington, Inc.
520 Madison Avenue
New York, NY 10022

Florence Fearrington
150 East 69th Street
New York, NY 10021


Ladies and Gentlemen:

                  I am Managing Director and General Counsel for United States Trust Company of New York, a banking institution possessing banking and trust powers chartered under the laws of New York (the "Buyer"), and counsel to U.S. Trust Corporation, a New York corporation ("U.S. Trust"), and am acting in such capacities in connection with the execution and delivery of the Asset Acquisition Agreement (the "Asset Acquisition Agreement") dated November 14, 1996, among the Buyer, Florence Fearrington, Inc., a New York corporation (the "Seller") and Florence Fearrington ("Fearrington"), the sole shareholder of the Seller.

                  All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Asset Acquisition Agreement. This opinion is delivered to you pursuant to Section 8.7 of the Asset Acquisition Agreement.

                  I have examined and considered the original or copies, certified or otherwise identified to my satisfaction, of the following documents:

                  (a)   the Asset Acquisition Agreement;

                  (b)   the Bill of Sale;

                  (c)   the Assignment and Assumption Agreement;

                  (d)   the Escrow Agreement;

                  (e) the Employment Agreement dated the date hereof, between the Buyer and Fearrington (the "Employment Agreement");

                  (f) the Agreement to Deliver and Register Shares dated the date hereof among U.S. Trust, the Seller and Fearrington (the "Agreement to Deliver and Register Shares"); and

                  (g) the letter agreement dated November 14, 1996, between the Buyer and Fearrington with respect to additional payments to Fearrington from life and disability policies in the event of her death or disability.

                  The documents enumerated in Paragraphs (a) through (g) above are hereinafter referred to collectively as the "Acquisition Documents."

                  In addition to the Acquisition Documents, I or an attorney designated by me have examined such corporate records and other documents and instruments, and Certificates of Incorporation or comparable documents of public officials and of officers of the Buyer and U.S. Trust, as applicable, and have made such inquiries of such officers, and considered such questions of law, as I have deemed relevant and necessary for purposes of rendering the opinions expressed below.

                  In all cases, I have assumed the genuineness of all signatures on original and certified documents and of all copies submitted to me as conformed, photostat or other copies, and I have assumed the legal capacity of all natural persons executing such documents, instruments and other papers. I have also assumed that each entity that has executed such documents, instruments and other papers, other than the Buyer and U.S. Trust, has the power to enter into and perform all of such entity's obligations thereunder, that such documents, instruments and other papers have been duly authorized, executed and delivered by each entity other than the Buyer and U.S. Trust, and that such documents, instruments and other papers are binding on each party thereto other than the Buyer and U.S. Trust.

                  As to certain questions of fact material to this opinion, I have relied upon the accuracy of the representations and warranties made by U.S. Trust and the Buyer in the Acquisition Documents and the other documents executed and delivered in connection therewith and of the officers and representatives of the Buyer or U.S. Trust, as applicable, delivered thereunder, and upon statements made to me in discussions with the Buyer's and U.S. Trust's management. Statements made herein "to the best of my knowledge" or with respect to matters "known to me" are based solely on information actually known to me and to those attorneys currently employed with the Buyer and U.S. Trust and engaged in representing the Buyer and U.S. Trust in connection with the transactions contemplated by the Acquisition Documents. Except as otherwise expressly indicated, I have not undertaken any independent investigation of factual matters.

                  Based upon the foregoing, and subject to the qualifications stated herein, it is my opinion that:

                  1. U.S. Trust is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

                  2. The Buyer is a banking institution possessing banking and trust powers duly organized, validly existing and in good standing under the laws of the State of New York.

                  3. Each of the Buyer and U.S. Trust has all requisite corporate power and authority to execute, deliver and perform all of the Acquisition Documents to which it is a party, to consummate the transactions contemplated thereby and to perform fully its obligations thereunder. The execution and delivery by each of the Buyer and U.S. Trust of the Acquisition Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly and validly authorized and approved by the Buyer's and U.S. Trust's respective Boards of Directors and no other corporate proceedings on the part of either the Buyer or U.S. Trust is necessary to authorize the Acquisition Documents or the transactions contemplated thereby.

                  4. Each of the Acquisition Documents has been duly executed and delivered by the Buyer or U.S. Trust, as applicable, and constitutes the legal, valid and binding obligations of Buyer or U.S. Trust, as applicable, in accordance with their respective terms.

                  5. No consent, approval or authorization of or filing with or notice to any foreign, federal, state, county, city, local or other governmental or regulatory authority or body, and no approval or consent of or any filing with or notice to any other person (other than those contemplated by the Acquisition Documents, all of which have been received or made) is required in connection with the execution and delivery by each of the Buyer and U.S. Trust of the Acquisition Documents to which it is a party and the consummation and performance by the Buyer or U.S. Trust, as applicable, of the transactions contemplated thereby.

                  6. Neither the execution and delivery by each of the Buyer and U.S. Trust of the Acquisition Documents to which it is a party, the performance by the Buyer and U.S. Trust of their respective obligations thereunder nor the consummation of the transactions contemplated thereby will violate, conflict with or result in a breach of or require consent (other than those that have been obtained or given) under or constitute (or with notice or lapse of time or both would constitute) a default under (i) any provision of their respective certificates of incorporation (or charter) or by-laws, as amended; (ii) any provision of any applicable law, as in effect and binding upon either of them;
(iii) to the best of my
knowledge, any term of any material agreement or instrument to which either of them is a party or by which either of them or their properties or assets are bound, which violation or conflict would have a material adverse affect on the business, results of operations, property or financial condition of the Buyer or U.S. Trust; or (iv) to the best of our knowledge, any order, judgment, injunction, writ, award or decree of any court, arbitrator or governmental or regulatory authority or agency binding upon either of them or their respective properties or assets.

                  7. To the best of my knowledge, there is no pending or threatened suit, action or litigation, or administrative, arbitration or other proceeding or governmental inquiry or investigation, questioning the validity of any of the Acquisition Documents or any of the transactions contemplated thereby.

                  8. The USTC Shares have been duly authorized and, upon delivery to the Seller (or Fearrington, if the Seller so designates) in accordance with the terms of the Asset Acquisition Agreement, will be duly authorized, validly issued, fully paid and nonassessable by either the Buyer or U.S. Trust, free and clear of all liens and preemptive rights and the certificates representing such shares are in due and proper form.

                  The opinions set forth are subject to the following qualifications and limitations:


                    (i) I express no opinion as to the effect of the application of equitable principles (whether considered in a proceeding at law or in equity) or of bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect affecting the enforcement of creditors' rights and remedies including those relating to fraudulent conveyances and transfer;

                   (ii) I express no opinion as to the enforceability of any choice of law or non-competition provision in the Asset Acquisition Agreement or in any agreement required to be delivered thereunder;

                  (iii) Insofar as the opinions expressed above relate to, or are based upon, the effectiveness of the Asset Acquisition, they are subject to the power of the courts to order rescission of the consummated transactions in such cases as violations of federal or state securities laws or for failure to satisfy basic equitable requirements of good faith and fair treatment; and

                   (iv) I express no opinion concerning the laws of any jurisdiction other than the law of the State of New York and the federal law of the United States of America.

                  This letter is furnished to you by counsel to the Buyer and U.S. Trust, and is solely for your benefit, and may not be relied upon by any other party, except to the extent that I may expressly and in writing authorize reliance by other persons.

                                               Very truly yours,


                                               _____________________________
                                               Maureen Scannell Bateman
                                               Managing Director
                                               and General Counsel